                                  EXHIBIT 2.1

                        UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF DELAWARE

____________________________________
                                    )
In re:                              )        Chapter 11
                                    )
MEDIQ INCORPORATED, et al.,         )        Bankruptcy Case No.: 01- 252 (MFW)
                    -- --           )
                                    )
                    Debtors.        )        Jointly Administered
____________________________________)

                 THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
              DEBTORS MEDIQ INCORPORATED, MEDIQ/PRN LIFE SUPPORT
              SERVICES, INC., MEDIQ IMAGING SERVICES, INC., MEDIQ
          INVESTMENT SERVICES, INC., MEDIQ MANAGEMENT SERVICES, INC.,
               VALUE-MED PRODUCTS, INC., AMERICAN CARDIOVASCULAR
              IMAGING LABS, INC., MEDIQ DIAGNOSTIC CENTERS, INC.,
            MEDIQ DIAGNOSTIC CENTERS-I, INC., AND MDTC HADDON, INC.
            -------------------------------------------------------

                                        Submitted by:


                                        Joel H. Levitin, Esq.
                                        Stephen J. Gordon, Esq.
                                        Henry P. Baer, Esq.
                                        David C. McGrail, Esq.
                                        DECHERT
                                        30 Rockefeller Plaza
                                        New York, NY 10112
                                        (212) 698-3500

                                               and

                                        Mark D. Collins, Esq.
                                        Daniel J. DeFranceschi, Esq.
                                        RICHARDS, LAYTON & FINGER, P.A.
                                        One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware 19899
                                        (302) 658-6541

Dated: May 22, 2001

         MEDIQ Incorporated, MEDIQ/PRN Life Support Services, Inc., MEDIQ Imaging Services, Inc., MEDIQ Investment Services, Inc., MEDIQ Management Services, Inc., Value-Med Products, Inc., American Cardiovascular Imaging Labs, Inc., MEDIQ Diagnostic Centers, Inc., MEDIQ Diagnostic Centers-I, Inc., and MDTC Haddon, Inc., which are certain of the above-captioned debtors and debtors-in-possession (collectively, the "Plan Proponent Debtors"),/1/ propose the following joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code.


                                   ARTICLE I

                                  DEFINITIONS

         The following terms used in the Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any terms defined in the Disclosure Statement and not otherwise defined herein shall have the meanings set forth in the Disclosure Statement when used herein. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan or in the Disclosure Statement, but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

         1.1. Administrative Claims: The collective reference to all Claims for costs and expenses of administration of these Cases with priority under Bankruptcy Code (S) 507(a)(1), costs and expenses allowed under Bankruptcy
Code (S) 503(b), the actual and necessary costs and expenses of preserving the Estates of the Plan Proponent Debtors and operating the business of the Plan Proponent Debtors, any indebtedness or obligations incurred or assumed by the Plan Proponent Debtors pursuant to Bankruptcy Code (S) 365 or otherwise, professional fees and expenses of the Plan Proponent Debtors and any official committee appointed in these Cases pursuant to Bankruptcy Code (S) 1102, in each case to the extent allowed by a Final Order of the Bankruptcy Court under Bankruptcy Code (S)(S) 330(a) or 331, and any fees or charges assessed against the estates of the Plan Proponent Debtors under 28 U.S.C. (S) 1930.

         1.2. Affiliate: This term shall have the meaning assigned to it in Bankruptcy Code (S) 101(2); provided, however, that where the context so
                            --------  -------
requires, the term "debtor" in such section shall mean that entity to which the defined term "Affiliate" refers.

______________________
/1/ The above-captioned debtors and debtors in possession (collectively, the "Debtors") are MEDIQ Incorporated, MEDIQ/PRN Life Support Services, Inc., MEDIQ Imaging Services, Inc., MEDIQ Investment Services, Inc., MEDIQ Management Services, Inc., MEDIQ Mobile X-Ray Services, Inc., Value-Med Products, Inc., American Cardiovascular Imaging Labs, Inc., MEDIQ Diagnostic Centers, Inc., MEDIQ Diagnostic Centers-I, Inc., and MDTC Haddon, Inc. The Plan Proponent Debtors are all of the Debtors except for MEDIQ Mobile X-Ray Services, Inc. Accordingly, the Plan does not in any way affect or address the assets, liabilities, or operations of MEDIQ Mobile X-Ray Services, Inc.

         1.3. Agent: BNP Paribas, as agent for the Old Credit Agreement Lenders under the Old Credit Agreement.

         1.4.  Allowance Date: The date a Claim becomes an Allowed Claim.

         1.5. Allowed Administrative Claim: Any Administrative Claim that is an Allowed Claim (excluding DIP Facility Claims); provided, however, that a Holder
                                               --------  -------
of any Administrative Claim arising prior to the Effective Date -- other than for goods or non-professional services provided to the Plan Proponent Debtors during the bankruptcy proceedings in the ordinary course of business -- must file a request for payment on or before 30 days after the Effective Date in order to have such Administrative Claim eligible to be considered an Allowed Administrative Claim.

         1.6. Allowed American Cardiovascular Unsecured Claims: All American Cardiovascular Unsecured Claims that are Allowed Claims (if any).

         1.7. Allowed Claim: Any Claim against the Plan Proponent Debtors to the extent that (i) such Claim has not been withdrawn, paid in full, or otherwise deemed satisfied in full, (ii) proof of such Claim was filed on or before any Claims Filing Bar Date established in these Cases (or, if not filed by such date, proof of such Claim was filed with leave of the Bankruptcy Court, after notice and a hearing) or, if no proof of claim is so filed, which Claim, as of the Confirmation Date, is listed by the Plan Proponent Debtors in their Schedules (if any) as liquidated in amount, not disputed, and not contingent, and (iii) no objection to the allowance of such Claim has been interposed on or before the Claims Objection Bar Date or such an objection having been so interposed, to the extent that such Claim is allowed by a Final Order; provided,
                                                                       --------
however, that notwithstanding anything to the contrary contained herein, any
-------
Claim specifically deemed allowed or disallowed in this Plan shall be, or not be (as the case may be), an Allowed Claim to the extent so specifically provided in this Plan. Unless otherwise ordered by the Bankruptcy Court prior to Confirmation, or as specifically provided to the contrary in this Plan with respect to any particular Claim, an "Allowed Claim" shall not include (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty, or forfeiture.

         1.8. Allowed Class...Claim: Any Allowed Claim in the particular Class described.

         1.9. Allowed MDTC Unsecured Claims: All MDTC Unsecured Claims that are Allowed Claims (if any).

         1.10. Allowed MEDIQ Diagnostic Unsecured Claims: All MEDIQ Diagnostic Unsecured Claims that are Allowed Claims (if any).

         1.11. Allowed MEDIQ Diagnostic I Unsecured Claims: All MEDIQ Diagnostic I Unsecured Claims that are Allowed Claims (if any).

         1.12. Allowed MEDIQ Imaging Unsecured Claims: All MEDIQ Imaging Unsecured Claims that are Allowed Claims (if any).

         1.13. Allowed MEDIQ Investment Unsecured Claims: All MEDIQ Investment Unsecured Claims that are Allowed Claims (if any).

         1.14. Allowed MEDIQ Management Unsecured Claims: All MEDIQ Management Unsecured Claims that are Allowed Claims (if any).

         1.15. Allowed MEDIQ Unsecured Claims: All MEDIQ Unsecured Claims that are Allowed Claims (if any).

         1.16. Allowed Old Credit Agreement Claims: All Old Credit Agreement Claims that are Allowed Claims.

         1.17. Allowed Priority Claim: Any Priority Claim that is an Allowed Claim.

         1.18. Allowed PRN Unsecured Claim: All PRN Unsecured Claims that are Allowed Claims (if any).

         1.19. Allowed Rejection Claim: Any Rejection Claim that is an Allowed Claim.

         1.20.  Allowed Tax Claim: Any Tax Claim that is an Allowed Claim.

         1.21. Allowed Value-Med Unsecured Claims: All Value-Med Unsecured Claims that are Allowed Claims (if any).

         1.22. Amended and Restated By-Laws: Reorganized MEDIQ's and Reorganized PRN's respective by-laws, on or after the Effective Date, in substantially the forms annexed hereto as Exhibit A.

         1.23. Amended and Restated Certificates of Incorporation: The Reorganized Debtors' respective certificates of incorporation or articles of incorporation, on or after the Effective Date, in substantially the form annexed hereto as Exhibit B.

         1.24. American Cardiovascular: Debtor American Cardiovascular Imaging Labs, Inc., a Pennsylvania corporation.

         1.25. American Cardiovascular Unsecured Claims: All General Unsecured Claims against American Cardiovascular (including, but not limited to, any Claims of Vendors and Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by American Cardiovascular with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.26. Assets: All of the right, title, and interest of the Plan Proponent Debtors in and to any and all assets and property, whether tangible, intangible, real, or personal, that constitute property of the Plan Proponent Debtors' Estates within the purview of Bankruptcy Code (S) 541, including without limitation, any and all claims, causes of action, or rights of the Plan Proponent Debtors under federal or state law.

         1.27. Bankruptcy Claims: All claims, rights, and causes of action created in favor of the Plan Proponent Debtors under the Bankruptcy Code, including, but not limited to, all preference, fraudulent conveyance, and other avoidance claims, rights, and causes of action arising under Bankruptcy Code
(S)(S) 542 through 553.

         1.28. Bankruptcy Code: The Bankruptcy Reform Act of 1978, Title 11, United States Code, as amended from time to time, and made applicable to these Cases.

         1.29. Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware or any other court of competent jurisdiction exercising jurisdiction over these Cases.

         1.30. Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, promulgated under Section 2075, Title 28, United States Code, as amended from time to time, and made applicable to these Cases.

         1.31. Bill of Sale: That certain Bill of Sale between PRN and Newco, to be executed on the Effective Date, pursuant to which PRN shall transfer the Newco Transferred Assets to Newco.

         1.32. Business Day: A day other than a Saturday, Sunday, "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks in New York, New York are authorized or required by law to close.

         1.33. (These) Cases: The cases for the reorganization of the Plan Proponent Debtors commenced by voluntary petition under Chapter 11 of the Bankruptcy Code, filed on the Petition Date, in the Bankruptcy Court.

         1.34.  Chapter 11: Chapter 11 of the Bankruptcy Code.

         1.35. Claim: Any right to payment from the Plan Proponent Debtors arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right arising, or with respect to which the obligation giving rise to such right has been incurred, before the Effective Date to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Plan Proponent Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

         1.36. Claims Filing Bar Date: The date designated by Final Order of the Bankruptcy Court as the last date for filing Proofs of Claim (other than with respect to Administrative Claims and Rejection Claims), if any such date is so designated by the Bankruptcy Court.

         1.37. Claims Objection Bar Date: With respect to any Claim, the 60/th/ day following the later of the Effective Date, the date such Claim is filed, and such later date as may be established from time to time by the Bankruptcy Court as the last date for filing objections to Claims.

         1.38. Class: A category, designated herein, of Claims or Interests that are substantially similar to the other Claims or Interests in such category as specified in Article II of the Plan.

         1.39. Committee: Any official committee appointed in these Cases pursuant to 11 U.S.C. (S) 1102.

         1.40. Confirmation: The entry by the Bankruptcy Court on the docket of the Bankruptcy Court of the Confirmation Order.

         1.41.  Confirmation Date: The date upon which Confirmation occurs.

         1.42. Confirmation Order: The order of the Bankruptcy Court confirming the Plan.

         1.43. Creditor: Any Holder of any Allowed Claim against the Plan Proponent Debtors that arose (or is based on an obligation incurred) on or before the Petition Date, including, without limitation, any Allowed Claim against the Plan Proponent Debtors' estates of a kind specified in Bankruptcy Code (S) 502(g), (h), or (i).

         1.44. Debtors: Debtors MEDIQ, PRN, MEDIQ Imaging, MEDIQ Investment, MEDIQ Management, MEDIQ Mobile, Value-Med, American Cardiovascular, MEDIQ Diagnostic, MEDIQ Diagnostic I, and MDTC.

         1.45. DIP Agent: BNP Paribas, as agent for the DIP Facility Lenders under the DIP Facility.

         1.46. DIP Balance: The aggregate principal amount of Advances (as defined in the DIP Facility) outstanding under the DIP Facility on the Effective Date.

         1.47. DIP Facility: The $20,000,000 DIP Revolving Credit Agreement, dated as of January 26, 2001, among PRN, as Borrower, the Loan Parties (as defined in the DIP Facility), the DIP Facility Lenders, and the DIP Agent, together with the documents, instruments, agreements, and orders of the Bankruptcy Court related thereto or entered into in connection therewith.

         1.48. DIP Facility Claims: All Claims represented by, related to, arising under, or in connection with the DIP Facility (including any and all letters of credit issued in connection with the DIP Facility), including, without limitation, the principal amount of the outstanding "Advances," as such term is defined therein, plus accrued and unpaid interest thereon through and including the Effective Date, plus all other "Obligations" of the "Loan Parties" incurred through and including the Effective Date as those terms are defined in the DIP Facility, including, but not limited to, the reasonable fees and expenses of counsel to the "Lender Parties," as such term is defined in the DIP Facility, but specifically excluding all Claims against MEDIQ Mobile represented by, related to, arising under, or in connection with the DIP Facility (including any and all letters of credit issued in connection with the DIP Facility).

         1.49. DIP Facility Lenders: The Lenders (as defined in the DIP Facility) and their successors and assigns thereunder.

         1.50. DIP L.C. Exposure: The maximum amount available to be drawn under Letters of Credit (as defined in the DIP Facility) issued under the DIP Facility and outstanding on the Effective Date.

         1.51. Disclosure Statement: The Disclosure Statement and all supplements and exhibits thereto that relate to the Plan and that are approved by the Bankruptcy Court pursuant to Bankruptcy Code (S) 1125, as the same may be amended or modified by the Debtors or the Plan Proponent Debtors from time to time pursuant to the Bankruptcy Code and the Bankruptcy Rules.

         1.52. Dissolved Entities: MEDIQ Investment, MEDIQ Management, MEDIQ Imaging, Value-Med, American Cardiovascular (and Reorganized American Cardiovascular, after the Effective Date), MEDIQ Diagnostic, MEDIQ Diagnostic I, and MDTC.

         1.53. Disputed Claim: A Claim as to which a Proof of Claim has been filed, or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order. Prior to the Claims Objection Bar Date, for the purposes of the Plan, a Claim shall be considered a Disputed Claim in its entirety if: (i) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Plan Proponent Debtors in their Schedules (if any); (ii) any corresponding Claim scheduled by the Plan Proponent Debtors in their Schedules (if any) has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (iii) no corresponding Claim has been scheduled by the Plan Proponent Debtors in their Schedules (if any).

         1.54. Distribution Record Date: The record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated as such in the Confirmation Order.

         1.55. Effective Date: The first Business Day: (a) that is at least 11 days after the Confirmation Date; (b) on which no stay of the Confirmation Order is in effect; and (c) on which all conditions in Article VIII of the Plan have been satisfied or have been waived in accordance with the Plan.

         1.56. Employees: Collectively, the present and former employees (including retirees) of the Plan Proponent Debtors.

         1.57. Equity Incentive Plan: The incentive plan to be entered into on the Effective Date between the Senior Managers as of the Confirmation Date and Reorganized MEDIQ, the principal terms of which are set forth in Exhibit G to the Disclosure Statement.

         1.58. Estate(s): Individually, the estate of each Plan Proponent Debtor in these Cases, and, collectively, the estates of all Plan Proponent Debtors in these Cases, created pursuant to Bankruptcy Code (S) 541.

         1.59. Executory Contract: Any executory contract or unexpired lease, subject to Bankruptcy Code (S) 365, between any of the Plan Proponent Debtors and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to the Plan.

         1.60. Exit Credit Facility: That certain Credit Agreement to be entered into by Reorganized PRN, as borrower, the Guarantors, as guarantors, the Lenders (as defined therein), as lenders, and the New Agent, as agent, effective as of the Effective Date (the material substantive terms of which are set forth in the form attached as Exhibit C to the Disclosure Statement). The aggregate principal amount outstanding on the Effective Date under the Exit Credit Facility shall be (i) $240,000,000 plus (ii) the DIP Balance. In addition, all letters of credit outstanding under either the Old Credit Agreement or the DIP Facility as of the Effective Date shall continue to be outstanding under the Exit Credit Facility. The obligations under the Exit Credit Facility shall be evidenced by the Tranche A Notes and the Tranche B Notes. The term of the Exit Credit Facility shall be twenty-four (24) months, although, provided that certain conditions precedent have been satisfied (including, but not limited to, that on each relevant extension date there is no outstanding Event of Default {as such term is defined in the Exit Credit Facility} under the Exit Credit Facility), Reorganized PRN shall have the opportunity to extend the term thereof for a period of up to an additional twenty-four (24) months, in exchange for the payment of certain fees, the amount of which are set forth in the Exit Credit Facility. Until the Conversion of the Loans into Eurodollar Rate Loans, and during such other periods as any such Loans are Base Rate Loans (as such terms are defined in the Exit Credit Facility), the Loans outstanding under the Exit Credit Facility shall bear interest at a rate per annum equal to three percent (3%) plus the higher of (a) the rate of interest announced publicly by the New Agent, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate), and (b) 0.5 percent per annum above the Federal Funds Rate (as such term is defined in the Exit Credit Facility). During such periods as any such Loans are Eurodollar Rate Loans (as such term is defined in the Exit Credit Facility), the Loans outstanding under the Exit Credit Facility shall bear interest at a rate per annum equal to four percent (4%) plus the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to the New Agent's Eurodollar Rate Loan to be outstanding during such Interest Period (or, if the New Agent shall not have such a Eurodollar Rate Loan, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period (as such terms are defined in the Exit Credit Facility). The foregoing shall be qualified in its entirety by the express terms and conditions set forth in the Exit Credit Facility, the material substantive terms of which are set forth in the form attached as Exhibit C to the Disclosure Statement.

         1.61. Final Order: An order or judgment entered by the Bankruptcy Court that has not been reversed, stayed, modified, or amended and that has not been and may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non-appealable in accordance with Bankruptcy Rule 8002.

         1.62. General Unsecured Claims: All Claims against any of the Plan Proponent Debtors that are neither Secured Claims, Administrative Claims, Priority Claims, Tax Claims, nor DIP Facility Claims, and are not otherwise entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court, excluding any Claims under any of the Notes or any undersecured claims of the Old Credit Agreement Lenders.

         1.63. Guarantees: Collectively, the Parent Guaranty and the Subsidiary Guaranty.

         1.64. Guarantors: Collectively, the Parent Guarantor and the Subsidiary Guarantors.

         1.65.  Holder: The beneficial owner of any Claim or Interest.

         1.66. Indentures: Collectively, the MEDIQ Discount Debentures Indenture, the Senior Subordinated Notes Indenture, and the MEDIQ Exchangeable Debentures Indenture.

         1.67. Indenture Trustees: Collectively, the respective Indenture Trustees under the Indentures.

         1.68. Initial Distribution Date: The Effective Date (or as soon thereafter as is practicable) or such other date as the Bankruptcy Court may order.

         1.69. Interest: An ownership interest in any of the Plan Proponent Debtors as evidenced by an equity security (as such term is defined in Bankruptcy Code (S) 101(16)) of any Plan Proponent Debtor, any rights to any dividends or distributions as a result of such ownership, and any option, warrant, or right to acquire any such ownership interest.

         1.70. Lien: Any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement, easement, right of way, or other encumbrance on title to real property.

         1.71. Liquidity Event: Any of the following liquidity events (A) a sale of all or substantially of the assets of Reorganized MEDIQ or Reorganized PRN; (B) a merger of Reorganized MEDIQ or Reorganized PRN with or into another entity, which results in a change of control; a "change of control" is defined as a change in ownership, either directly or indirectly, beneficially or of record, by any person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder) of shares of Reorganized MEDIQ or Reorganized PRN representing more than 50% of the aggregate ordinary voting power of the issued and outstanding capital stock of such entity; or (C) a Qualified Public Offering.

         1.72.  MDTC: Debtor MDTC Haddon, Inc., a Delaware corporation.

         1.73. MDTC Unsecured Claims: All General Unsecured Claims against MDTC (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by MDTC with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.74.  MEDIQ: Debtor MEDIQ Incorporated, a Delaware corporation.

         1.75. MEDIQ Common Stock: The common stock, par value $.01 per share, of MEDIQ, and any options, warrants, or rights, contractual or otherwise, to acquire shares of such common stock.

         1.76. MEDIQ Diagnostic: Debtor MEDIQ Diagnostic Centers, Inc., a Delaware corporation.

         1.77. MEDIQ Diagnostic Unsecured Claims: All General Unsecured Claims against MEDIQ Diagnostic (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by MEDIQ Diagnostic with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.78. MEDIQ Diagnostic I: Debtor MEDIQ Diagnostic Centers-I, Inc., a Delaware corporation.

         1.79. MEDIQ Diagnostic I Unsecured Claims: All General Unsecured Claims against MEDIQ Diagnostic I (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by MEDIQ Diagnostic I with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.80. MEDIQ Discount Debentureholders: Collectively, the Holders of the MEDIQ Discount Debentures.

         1.81. MEDIQ Discount Debentures: The 13% Senior Discount Debentures due 2009 issued by MEDIQ pursuant to the MEDIQ Discount Debentures Indenture, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.

         1.82. MEDIQ Discount Debentures Indenture: The Indenture, dated as of May 15, 1998, as amended, between MEDIQ and United States Trust Company, as Indenture Trustee, with respect to the MEDIQ Discount Debentures.

         1.83. MEDIQ Discount Debentures Indenture Trustee: The Indenture Trustee with respect to the MEDIQ Discount Debentures Indenture.

         1.84. MEDIQ Exchangeable Debentures: The 7.5% Exchangeable Debentures due 2003 issued by MEDIQ pursuant to the MEDIQ Exchangeable Debentures Indenture, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.

         1.85. MEDIQ Exchangeable Debentureholders: Collectively, the Holders of the MEDIQ Exchangeable Debentures.

         1.86. MEDIQ Exchangeable Debentures Indenture: The Indenture with respect to the MEDIQ Exchangeable Debentures.

         1.87. MEDIQ Imaging: Debtor MEDIQ Imaging Services, Inc., a Delaware corporation.

         1.88. MEDIQ Imaging Unsecured Claims: All General Unsecured Claims against MEDIQ Imaging (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by MEDIQ Imaging with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.89. MEDIQ Investment: Debtor MEDIQ Investment Services, Inc., a Delaware corporation.

         1.90. MEDIQ Investment Unsecured Claims: All General Unsecured Claims against MEDIQ Investment (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by MEDIQ Investment with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.91. MEDIQ Management: Debtor MEDIQ Management Services, Inc., a Delaware corporation.

         1.92. MEDIQ Management Unsecured Claims: All General Unsecured Claims against MEDIQ Management (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by MEDIQ Management with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.93. MEDIQ Mobile: Debtor MEDIQ Mobile X-Ray Services, Inc., a Delaware corporation.

         1.94. MEDIQ Preferred Stock: The Series A, Series B, and Series C preferred stock of MEDIQ.

         1.95. MEDIQ Unsecured Claims: All General Unsecured Claims against MEDIQ, including, but not limited to, all Claims against MEDIQ arising under or related to the MEDIQ Discount Debentures or the MEDIQ Exchangeable Debentures, to the extent that such MEDIQ Discount Debentures or MEDIQ Exchangeable Debentures are outstanding and have not been canceled, and any Claims of Vendors or Employees and Rejection Claims, if any.

         1.96. Net Proceeds: The gross proceeds received from the liquidation, sale, collection, recovery, or other disposition of any Asset of any Plan Proponent Debtor, less the actual costs, expenses (including, without limitation, any reasonable professional fees and expenses), and taxes (including, without limitation, any transfer taxes) incurred in connection with
(a) preserving such Asset and (b) the liquidation, sale, collection, recovery, or other disposition of such Asset.

         1.97. New Agent: BNP Paribas, as agent under the Exit Credit Facility for the Lenders (as defined therein).

         1.98. Newco: MEDIQ/PRN Property Management LLC, a new Delaware limited liability company that (i) shall be a wholly-owned subsidiary of PRN (and of Reorganized PRN after the Effective Date) and (ii) shall be established after the Confirmation Date but prior to the Effective Date.

         1.99. Newco Transferred Assets: The following tangible personal property of PRN to be transferred by PRN to Newco pursuant to the Bill of Sale on or before the Effective Date as a capital contribution: all of the critical care, life support, and other movable medical equipment and therapeutic support surfaces that are owned by PRN on the date of such transfer and are rented, or held for rent, to PRN's customers, all as more particularly described on Exhibit A attached to the Bill of Sale.

         1.100. New MEDIQ Common Stock: The shares of common stock, par value $.01 per share, of Reorganized MEDIQ to be issued and distributed in the manner provided by the Plan. The New MEDIQ Common Stock shall be junior to the New MEDIQ Preferred Stock. Reorganized MEDIQ shall grant the holders of the New MEDIQ Common Stock piggy-back registration rights. Such registration rights shall be set forth in, and governed by, the Registration Rights Agreement.

         1.101. New MEDIQ Preferred Stock: The shares of preferred stock of Reorganized MEDIQ to be issued and distributed in the manner provided by the Plan. The New MEDIQ Preferred Stock shall rank senior to all classes of Reorganized MEDIQ capital stock in terms of liquidation and dividends and shall vote separately as a class on all matters presented to stockholders. In addition to voting as a separate class, the New MEDIQ Preferred Stock shall vote on an as-converted basis with all other equity classes. The New MEDIQ Preferred Stock shall contain (A) a liquidation preference equal to the difference between (i) the aggregate principal amount of senior secured loans plus the aggregate face value of letters of credit outstanding on the Effective Date of the Plan (whether in respect of the DIP Facility or in respect of the Old Credit Agreement) and (ii) the aggregate original principal amount of the Tranche A and Tranche B Notes, and (B) a cumulative dividend on such difference accruing at a rate of 5% per annum. The New MEDIQ Preferred Stock shall be convertible into New MEDIQ Common Stock so as to provide holders of the New MEDIQ Preferred Stock, as of the Effective Date, with a 65% fully diluted interest in the common stock of Reorganized MEDIQ, subject to dilution on a pari passu basis with all other equity holders in Reorganized MEDIQ on account of the management compensation arrangements to be effectuated pursuant to the Equity Incentive Plan. For so long as any shares of New MEDIQ Preferred Stock remain outstanding, Reorganized MEDIQ shall not pay any dividends to, nor make any other distribution with respect to, any equity securities other than the New MEDIQ Preferred Stock. Reorganized MEDIQ shall grant holders of the New MEDIQ Preferred Stock piggy-back registration rights with respect to the New MEDIQ Common Stock into which such New MEDIQ Preferred Stock may be converted. Such registration rights shall be set forth in, and governed by, the Registration Rights Agreement. The foregoing shall be qualified in its entirety by the rights, privileges, and preferences set forth in the Amended and Restated Certificate of Incorporation of Reorganized MEDIQ.

         1.102. Nominee: For any Holder of a Claim or Interest, the designated representative of any such Holder.

         1.103. Noteholders Committee: The ad hoc committee of Senior Subordinated Noteholders, initially composed of, individually and/or in their representative capacity, Morgan Stanley Dean Witter, Putnam Investments, Inc., Sunamerica Investments, Inc., Wellington Capital Management, Inc., Laurence Smith, Nomura Corporate Research and Asset

Management, Inc., MBIA Capital Management Corp., and Van Kampen Investment Advisor Corp., or the Committee if a Committee is appointed and a majority of the members of such Committee are Senior Subordinated Noteholders or their designees or representatives.

         1.104. Noteholders Committee's Representative: Cadwalader, Wickersham & Taft, in its capacity as the representative of the Noteholders Committee.

         1.105. Notes: Collectively, the MEDIQ Discount Debentures, the MEDIQ Exchangeable Debentures, and the Senior Subordinated Notes.

         1.106. Old Credit Agreement: The agreement relating to the $325 million Senior Secured Credit Facility, dated May 29, 1998, as amended, among PRN, as borrower, certain specified subsidiaries of PRN, as guarantor, the Old Credit Agreement Lenders, as lenders, and the Agent, consisting of a $200 million term loan facility, a $50 million acquisition facility, and a revolving credit facility not to exceed $75 million, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.

         1.107. Old Credit Agreement Claims: All Claims represented by, related to, arising under, or in connection with the Old Credit Agreement, including, without limitation, the principal amount of the outstanding "Advances," as such term is defined therein, plus accrued and unpaid non-default interest thereon through and including the Effective Date, plus all other "Obligations" of the "Loan Parties" (as those terms are defined in the Old Credit Agreement) incurred through and including the Effective Date, including, but not limited to, the reasonable fees and expenses of counsel to the "Lender Parties" as such term is defined in the Old Credit Agreement, but specifically excluding all Claims against MEDIQ Mobile represented by, related to, arising under, or in connection with the Old Credit Agreement (including any and all letters of credit issued in connection with the Old Credit Agreement).

         1.108. Old Credit Agreement Lenders: Collectively, the Lenders (as defined in the Old Credit Agreement) and their successors and assigns thereunder.

         1.109. Parent Guarantor: Reorganized MEDIQ, in its capacity as guarantor under the Parent Guaranty of Reorganized PRN's obligations under the Exit Credit Facility, including the Tranche A Notes and the Tranche B Notes.

         1.110. Parent Guaranty: The guaranty to be issued by Reorganized MEDIQ of Reorganized PRN's obligations under the Exit Credit Facility, including the Tranche A Notes and the Tranche B Notes.

         1.111. Person: An individual, a corporation, a partnership, limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

         1.112. Petition Date: January 24, 2001, the date upon which the petitions for relief under Chapter 11 with respect to the Debtors were filed.

         1.113. Plan: The Third Amended Joint Plan of Reorganization proposed by the Plan Proponent Debtors set forth herein, and all supplements and exhibits hereto, as the same may be amended or modified by the Plan Proponent Debtors (with the prior written consent of the Noteholders Committee's Representative, the Agent, and the DIP Agent) from time to time pursuant to and in accordance with the Plan, the Bankruptcy Code, and the Bankruptcy Rules.

         1.114. Plan Documents: The documents and forms of documents specified or referenced in, and/or to be executed by any of the Plan Proponent Debtors, any of the Reorganized Debtors, and/or Newco pursuant to the terms of, the Plan, as such documents and forms of documents may be amended and/or supplemented from time to time in accordance with their respective terms, including any and all documents, certificates, and instruments necessary for any to become effective.

         1.115. Plan Proponent Debtors: Debtors MEDIQ, PRN, MEDIQ Imaging, MEDIQ Investment, MEDIQ Management, Value-Med, American Cardiovascular, MEDIQ Diagnostic, MEDIQ Diagnostic I, and MDTC.

         1.116. Priority Claims: All Claims that are entitled to priority pursuant to Bankruptcy Code (S) 507(a) or (b) and that are not Administrative Claims or Tax Claims.

         1.117. PRN: Debtor MEDIQ/PRN Life Support Services, Inc., a Delaware corporation, and a wholly-owned subsidiary of MEDIQ.

         1.118. PRN Unsecured Claims: All General Unsecured Claims against PRN (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to the Old Credit Agreement, the Senior Subordinated Notes, or any guaranty of obligations under any of the other Notes (if any).

         1.119. Professional(s): Any professional(s) employed in these Cases pursuant to Bankruptcy Code (S) 327 or (S) 1103 or otherwise, and any professional(s) seeking compensation or reimbursement of expenses in connection with these Cases pursuant to Bankruptcy Code (S)(S) 330, 331, and/or 503(b)(4).

         1.120. Professional Fees: All fees due and owing to any Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

         1.121. Proof of Claim: Any written statement filed under oath in these Cases by a Creditor in which such Creditor sets forth the amount owed and sufficient detail to identify the basis for a Claim.

         1.122. Pro Rata: Proportionately, so that a Pro Rata distribution with respect to an Allowed Claim of a particular Class bears the same ratio to all distributions on account of a particular Class or Classes, as the dollar amount of such Allowed Claim bears to the dollar amount of all Allowed Claims and Disputed Claims in such Class or Classes.

         1.123. Qualified Public Offering: A public offering of equity securities of Reorganized MEDIQ or Reorganized PRN which raises at least $80 million in net proceeds to Reorganized MEDIQ or Reorganized PRN, as applicable, and where Reorganized MEDIQ or Reorganized

PRN, as applicable, has a pre-offering valuation of at least $330 million plus 5% per annum from and after the date of issuance of the New MEDIQ Preferred Stock.

         1.124. Registration Rights Agreement: The registration rights agreement to be entered into between Reorganized MEDIQ and Holders of Allowed Class 1A Claims, Allowed Class 2A Claims, and Allowed Class 4 Claims, or any of such Holder's Nominees, a copy of which is substantially in the form attached hereto as Exhibit D.

         1.125. Reinstated or Reinstatement: Either (i) leaving unaltered the legal, equitable, and contractual right to which a Claim entitles the Holder of such Claim so as to leave such Claim unimpaired in accordance with Bankruptcy Code (S) 1124 or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code (S) 365(b)(2); (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; or
(d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim; provided, however, that any
                                              --------  -------
contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish the Reinstatement.

         1.126. Rejection Claims: All Claims arising as a result of the Plan Proponent Debtors' rejection of Executory Contracts pursuant to Bankruptcy Code (S)(S) 365 and 1123, subject to the limitations provided in Bankruptcy Code (S) 502(b).

         1.127. Reorganized American Cardiovascular: American Cardiovascular, as reorganized on and after the Effective Date, until the effective date of its dissolution in accordance with applicable Pennsylvania state law.

         1.128. Reorganized Debtor(s): Individually, Reorganized MEDIQ, Reorganized PRN, or Reorganized American Cardiovascular, and collectively Reorganized MEDIQ, Reorganized PRN, and Reorganized American Cardiovascular, as reorganized on or after the Effective Date.

         1.129. Reorganized MEDIQ: MEDIQ, as reorganized on and after the Effective Date.

         1.130. Reorganized PRN: PRN, as reorganized on and after the Effective Date.

         1.131. Schedules: The schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Plan Proponent Debtors, if any, as such schedules or statements may be amended or supplemented from time to time in accordance with Federal Rule of Bankruptcy Procedure 1009 or orders of the Bankruptcy Court.

         1.132. Secured Claims: All Claims that are secured by a valid, perfected, enforceable, and non-avoidable Lien on any of the Assets of any of the Plan Proponent Debtors or that are subject to setoff under Bankruptcy Code
(S) 553, to the extent of the value of the interest of each Holder of such Claim in such Plan Proponent Debtor's interest in the liened Assets or to the extent of the amount of the setoff, as applicable; provided, however, that if the
                                            --------  -------
Holder of a Secured Claim elects application of Bankruptcy Code (S) 1111(b)(2), then such Holder's Claim shall be a Secured Claim to the extent such Claim is Allowed.

         1.133. Senior Managers: The 21 members of senior management of certain of the Plan Proponent Debtors who are the subject of the Employee Retention Plan and the Equity Incentive Plan.

         1.134. Senior Subordinated Noteholders: Collectively, the Holders of the Senior Subordinated Notes.

         1.135. Senior Subordinated Notes: The 11% Senior Subordinated Notes due 2008, issued by PRN pursuant to the Senior Subordinated Notes Indenture, together with all documents, instruments, and agreements related thereto or entered into in connection therewith.

         1.136. Senior Subordinated Notes Claims: All Claims represented by, related to, arising under, or in connection with the Senior Subordinated Notes and the Senior Subordinated Notes Indenture (but excluding all Claims of the Senior Subordinated Notes Indenture Trustee under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture).

         1.137. Senior Subordinated Notes Indenture: The Indenture, dated as of May 15, 1998, as amended, between PRN and United States Trust Company, as Indenture Trustee, with respect to the Senior Subordinated Notes.

         1.138. Senior Subordinated Notes Indenture Trustee: The Indenture Trustee with respect to the Senior Subordinated Notes Indenture.

         1.139. Subsidiary Guarantors: Collectively, Newco and Reorganized American Cardiovascular, in their capacity as guarantors of Reorganized PRN's obligations under the Exit Credit Facility, including the Tranche A Notes and the Tranche B Notes, under the Subsidiary Guaranty.

         1.140. Subsidiary Guaranty: The guaranty to be issued by the Subsidiary Guarantors of Reorganized PRN's obligations under the Exit Credit Facility, including the Tranche A Notes and the Tranche B Notes.

         1.141. Tax Claims: All Claims that are entitled to priority under Bankruptcy Code (S) 507(a)(8).

         1.142. Tranche A Notes: The Tranche A Senior Secured Notes that shall be issued on the Effective Date pursuant to the Plan as part of the Exit Credit Facility.

         1.143. Tranche B Notes: The Tranche B Senior Secured Notes that shall be issued pursuant to the Plan on the Effective Date as part of the Exit Credit Facility.

         1.144. Value-Med: Debtor Value-Med Products, Inc., a Delaware corporation.

         1.145. Value-Med Unsecured Claims: All General Unsecured Claims against Value-Med (including, but not limited to, any Claims of Vendors or Employees, and Rejection Claims, if any), if any, but excluding any Claims relating to any guaranty issued by Value-Med with respect to either the Old Credit Agreement or any of the Notes (if any).

         1.146. Vendors: Ordinary course suppliers of goods and services to the Plan Proponent Debtors.

                                  ARTICLE II

                    CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1. In accordance with Bankruptcy Code (S) 1123(a)(1), Administrative Claims and Tax Claims have not been classified and are excluded from the following Classes. (Article III describes the treatment of Administrative Claims and Tax Claims.) For the purposes of the Plan, Holders of Claims against, or Interests in, the Plan Proponent Debtors are grouped as follows in accordance with Bankruptcy Code (S) 1122(a):

         2.2. Class 1A -- DIP Facility Claims. Class 1A consists of all DIP Facility Claims.

         2.3. Class 1B -- Priority Claims. Class 1B consists of all Allowed Priority Claims.

         2.4. Class 2 -- Secured Claims Against one or more of the Plan Proponent Debtors.

                (a) Class 2A -- Old Credit Agreement Claims. Class 2A consists of all Old Credit Agreement Claims. Class 2A Claims shall be Allowed Claims as and to the extent set forth in Section 5.2 hereof.

                (b) Class 2B -- Other Secured Claims Against a Plan Proponent Debtor. Class 2B consists of all Allowed Secured Claims against a Plan Proponent Debtor other than the Old Credit Agreement Claims.

         2.5. Class 3A -- Allowed PRN Unsecured Claims. Class 3A consists of all Allowed PRN Unsecured Claims (if any).

         2.6. Class 3B -- Allowed MEDIQ Imaging Unsecured Claims. Class 3B consists of all Allowed MEDIQ Imaging Unsecured Claims (if any).

         2.7. Class 3C-- Allowed MEDIQ Investment Unsecured Claims. Class 3C consists of all Allowed MEDIQ Investment Unsecured Claims (if any).

         2.8. Class 3D -- Allowed MEDIQ Management Unsecured Claims. Class 3D consists of all Allowed MEDIQ Management Unsecured Claims (if any).

         2.9. Class 3E -- Allowed MDTC Unsecured Claims. Class 3E consists of all Allowed MDTC Unsecured Claims (if any).

         2.10. Class 3F -- Allowed Value-Med Unsecured Claims. Class 3F consists of all Allowed Value-Med Unsecured Claims (if any).

         2.11. Class 3G -- Allowed American Cardiovascular Unsecured Claims. Class 3G consists of all Allowed American Cardiovascular Unsecured Claims (if any).

         2.12. Class 3H -- Allowed MEDIQ Diagnostic Unsecured Claims. Class 3H consists of all Allowed MEDIQ Diagnostic Unsecured Claims (if any).

         2.13. Class 3I -- Allowed MEDIQ Diagnostic I Unsecured Claims. Class 3I consists of all Allowed MEDIQ Diagnostic I Unsecured Claims (if any).

         2.14. Class 4 -- Senior Subordinated Notes Claims. Class 4 consists of all Allowed Senior Subordinated Notes Claims of the Senior Subordinated Noteholders. Class 4 Claims shall be Allowed Claims as and to the extent set forth in Section 5.3 hereof.

         2.15. Class 5A -- Allowed MEDIQ Unsecured Claims. Class 5A consists of all Allowed MEDIQ Unsecured Claims not otherwise classified in this Article II.

         2.15A. Class 5B -- Allowed Deferred Compensation Claims of Messrs. Braverman, Gleklen, Mathews, and Schloss, Jr. Class 5B consists of all Allowed Claims of Messrs. Allen Braverman, Donald M. Gleklen, Robert E. Mathews, and Eugene M. Schloss, Jr. for deferred compensation under the terms of the MEDIQ Inc. Executive Security Plan.

         2.16. Class 6 -- MEDIQ Preferred Stock Interests. Class 6 consists of all Interests arising under or in connection with MEDIQ Preferred Stock.

         2.17. Class 7 -- MEDIQ Common Stock Interests. Class 7 consists of all Interests arising under or in connection with MEDIQ Common Stock.

                                  ARTICLE III

                   TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS

         3.1. Administrative Claims. Each Holder of an Allowed Administrative Claim as of the Distribution Record Date shall receive in full satisfaction of such Allowed Claim cash equal to the amount of such Claim on the later of (i) the Initial Distribution Date and (ii) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim; provided, however, that Allowed Administrative Claims
                    --------  -------
representing obligations incurred in the ordinary course of business and assumed by the Plan Proponent Debtors shall be paid or performed in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

         3.2. Tax Claims. Each Holder of an Allowed Tax Claim as of the Distribution Record Date shall receive in full satisfaction of such Allowed Claim, at the election of the applicable Plan Proponent Debtor, in its sole discretion, either (i) cash equal to the amount of such Claim on the later of (1) the Initial Distribution Date and (2) the date that is 10 days after the Allowance Date, unless such Holder shall have agreed to different treatment of such Allowed Claim, or (ii) in accordance with Bankruptcy Code (S) 1129(a)(9)(C), deferred cash payments over a period not exceeding six years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the allowed amount of such Allowed Tax Claim.

     3.3.  Class 1A -- DIP Facility Claims. The Holders of DIP Facility
Claims as of the Effective Date shall have Allowed Claims for all amounts included in the definition of DIP Facility Claims. So long as there has been (i) no Event of Default (as defined in the DIP Facility) that has not been waived by the applicable parties in accordance with the terms thereof and (ii) no acceleration under the DIP Facility, each Holder of a DIP Facility Claim as of the Distribution Date shall receive payment in full satisfaction of such Claim as follows: on the Effective Date, (a) Reorganized PRN, as borrower, the Guarantors, as guarantors, the Lenders (as defined therein), as lenders, and the New Agent, as agent, shall enter into the Exit Credit Facility and, pursuant thereto, each such Holder shall receive a principal amount of Tranche A Notes equal to the aggregate outstanding principal amount of Advances (as defined in the DIP Facility) made by such Holder under the DIP Facility, plus such Holder's Pro Rata share of the DIP L.C. Exposure, (b) the Plan Proponent Debtors shall pay in full in cash all DIP Facility Claims of each such Holder in respect of accrued and unpaid interest and all fees, costs, and expenses and other amounts (other than principal) payable under the DIP Facility, and (c) each such Holder shall receive a stock certificate evidencing its record and beneficial ownership of a share of a specified portion of the New MEDIQ Preferred Stock. Such specified portion of the New MEDIQ Preferred Stock to be distributed to Holders of DIP Facility Claims shall be determined by (A) multiplying the aggregate number of shares of the New MEDIQ Preferred Stock (650,000) by the number equal to (B) (i) the DIP Balance plus the DIP L.C. Exposure divided by (ii) the sum of
(a) the DIP Balance plus the DIP L.C. Exposure, plus (b) the aggregate principal amount outstanding (including the maximum amount available to be drawn under outstanding Letters of Credit, as such term is defined in the Old Credit Agreement), as of the Effective Date, under the Old Credit Agreement. The share of such portion of the New MEDIQ Preferred Stock to be distributed to each individual Holder of DIP Facility Claims shall be determined by dividing (i) such Holder's share of the DIP Balance plus such Holder's share of the DIP L.C. Exposure by (ii) the DIP Balance plus the DIP L.C. Exposure.

           The DIP Facility Claims shall be evidenced by Tranche A Notes within the Exit Credit Facility and all payments under the Exit Credit Facility allocable to principal shall be applied to the repayment of the DIP Balance prior to any principal payments in respect of the other principal obligations under the Exit Credit Facility. Following an Event of Default (as defined in the Exit Credit Facility) under the Exit Credit Facility, all obligations in respect of the Tranche A Notes must be paid in full prior to any payment being made in respect of other obligations arising under the Exit Credit Facility. The provisions of this paragraph are qualified in their entirety by the terms and conditions of the Exit Credit Facility.

                                  ARTICLE IV

           TREATMENT OF CLASSES THAT ARE NOT IMPAIRED UNDER THE PLAN

         4.1. Unimpaired Classes. Classes 1B, 2B, 3A, 3B, 3C, 3D, 3E, 3F, 3G, 3H, and 3I are unimpaired. Therefore, pursuant to Bankruptcy Code (S) 1126(f), the Holders of Allowed Claims in such Classes are conclusively presumed to have accepted the Plan.

         4.2. Class 1B -- Priority Claims. Each Holder of an Allowed Class 1B Claim as of the Distribution Record Date shall receive in full satisfaction of such Allowed Claim cash equal to the amount of such Allowed Claim on the latest of (i) the Initial Distribution Date, (ii) the date that is 10 days after the Allowance Date of such Claim, and (iii) the date when such Allowed Claim becomes due and payable according to its terms and conditions.

         4.3. Class 2B -- Other Secured Claims Against a Plan Proponent Debtor. Each Allowed Class 2B Claim shall be Reinstated such that each Allowed Class 2B Claim shall be unimpaired.

         4.4. Class 3A -- Allowed PRN Unsecured Claims. Each Allowed Class 3A Claim shall be Reinstated such that each Allowed Class 3A Claim shall be unimpaired.

         4.5. Class 3B -- Allowed MEDIQ Imaging Unsecured Claims. Each Allowed Class 3B Claim shall be Reinstated such that each Allowed Class 3B Claim shall be unimpaired.

         4.6. Class 3C -- Allowed MEDIQ Investment Unsecured Claims. Each Allowed Class 3C Claim shall be Reinstated such that each Allowed Class 3C Claim shall be unimpaired.

         4.7. Class 3D -- Allowed MEDIQ Management Unsecured Claims. Each Allowed Class 3D Claim shall be Reinstated such that each Allowed Class 3D Claim shall be unimpaired.

         4.8. Class 3E -- Allowed MDTC Unsecured Claims. Each Allowed Class 3E Claim shall be Reinstated such that each Allowed Class 3E Claim shall be unimpaired.

         4.9. Class 3F -- Allowed Value-Med Unsecured Claims. Each Allowed Class 3F Claim shall be Reinstated such that each Allowed Class 3F Claim shall be unimpaired.

         4.10. Class 3G -- Allowed American Cardiovascular Unsecured Claims. Each Allowed Class 3G Claim shall be Reinstated such that each Allowed Class 3G Claim shall be unimpaired.

         4.11. Class 3H -- Allowed MEDIQ Diagnostic Unsecured Claims. Each Allowed Class 3H Claim shall be Reinstated such that each Allowed Class 3H Claim shall be unimpaired.

         4.12. Class 3I -- Allowed MEDIQ Diagnostic I Unsecured Claims. Each Allowed Class 3I Claim shall be Reinstated such that each Allowed Class 3I Claim shall be unimpaired.

                                   ARTICLE V

             TREATMENT OF CLASSES THAT ARE IMPAIRED UNDER THE PLAN

         5.1. Impaired Classes. Classes 2A, 4, 5A, 5B, 6, and 7 are impaired. Classes 5A, 6, and 7 shall receive no distribution under the Plan; therefore, the Holders of Claims and Interests in those Classes are deemed to have rejected the Plan and, pursuant to Bankruptcy Code (S) 1126(g), are not entitled to vote to accept or reject the Plan. Holders of Allowed Claims in Classes 2A, 4, and 5B are entitled to vote to accept or reject the Plan.

         5.2. Class 2A -- Old Credit Agreement Claims. The Holders of Old Credit Agreement Claims as of the Effective Date shall have Allowed Claims for all amounts included in the definition of Old Credit Agreement Claims (except to the extent any interest accrued from and after the Petition Date at a rate above the non-default rate of interest set forth in the Old Credit Agreement). Each Holder of an Old Credit Agreement Claim as of the Distribution Record Date shall receive payment in full satisfaction of such Claim as follows: on the Effective Date, (a) Reorganized PRN, as borrower, the Guarantors, as guarantors, the Lenders (as defined therein), as lenders, and the New Agent, as agent, shall enter into the Exit Credit Facility and, pursuant thereto, each such Holder shall receive its Pro Rata share of Tranche B Notes in the principal amount of
(i) $240 million plus (ii) if such Holder is a Revolving Credit Lender (as defined in the Old Credit Agreement), the maximum exposure in respect of Letters of Credit (as defined in the Old Credit Agreement) issued under the Old Credit Agreement and outstanding on the Effective Date, plus (iii) the maximum exposure in respect of Letters of Credit available to be issued under the Exit Credit Facility, (b) the Plan Proponent Debtors shall pay each such Holder in full in cash all Old Credit Agreement Claims of each such Holder in respect of accrued and unpaid interest (except to the extent any interest accrued at a rate above the non-default rate of interest applicable to the Term Facility {as such term is defined in the Old Credit Agreement} set forth in the Old Credit Agreement) and all fees, costs, and expenses and other amounts (other than principal) payable under the Old Credit Agreement, and (c) each such Holder shall receive a stock certificate evidencing its record and beneficial ownership of its Pro Rata share of a specified portion of the New MEDIQ Preferred Stock. Such specified portion of the New MEDIQ Preferred Stock to be distributed to Holders of Old Credit Agreement Claims shall be determined by (A) multiplying the aggregate number of shares of the New MEDIQ Preferred Stock (650,000) by the number equal to (B) (i) the aggregate principal amount outstanding (including the maximum amount available to be drawn under the outstanding Letters of Credit, as such term is defined in the Old Credit Agreement), as of the Effective Date, under the Old Credit Agreement divided by (ii) the sum of (a) the DIP Balance plus the DIP L.C. Exposure plus (b) the aggregate principal amount outstanding (including the maximum amount available to be drawn under outstanding Letters of Credit, as such term is defined in the Old Credit Agreement), as of the Effective Date, under the Old Credit Agreement. The share of such portion of the New MEDIQ Preferred Stock to be distributed to each individual Holder of Old Credit Agreement Claims shall be determined by dividing (i) such Holder's aggregate principal amount outstanding (including the maximum amount available under outstanding Letters of Credit, as such term is defined in the Old Credit Agreement) under the Old Credit Agreement by (ii) the aggregate principal amount outstanding (including the maximum amount available under outstanding Letters of Credit, as such term is defined in the Old Credit Agreement) under the Old Credit Agreement. The sum total of the payments to be made to Holders of Old Credit

Agreement Claims as of the Effective Date shall not exceed the aggregate amount of Allowed Old Credit Agreement Claims.

          Specifically, on the Effective Date, Reorganized PRN, as borrower, the Guarantors, as guarantors, the Lenders (as defined in the Exit Credit Facility), as lenders, and the New Agent, as agent, shall execute and deliver the Exit Credit Facility, and Reorganized PRN and the Guarantors (as applicable) shall execute and deliver the respective Guarantees and any and all security agreements (including, but not limited to, any intellectual property security agreements and any security control agreements), guarantees, mortgages or extensions of mortgages, blocked account letters, landlord consents, and other instruments, certificates, agreements (including any assignment agreements for intellectual property or otherwise, consulting agreements, and or hedge agreements), and documents contemplated and/or required by the Exit Credit Facility, including, but not limited to, any and all such documents that serve to evidence and secure Reorganized PRN's and each of the Guarantors' respective obligations under the Exit Credit Facility and the Guarantees, and the Liens of the New Agent securing such obligations. Pursuant to the respective Guarantees, the Guarantors shall guarantee all of Reorganized PRN's obligations under the Exit Credit Facility, and Reorganized MEDIQ shall pledge its shares of Reorganized PRN to secure its obligations in that context. The Exit Credit Facility lenders shall be granted a first priority security interest in all of Reorganized PRN's and each of the Guarantors' respective assets, including (but not limited to) accounts receivable, inventories, rental inventories, fixed assets, intangible assets, and trade names. Additionally, the Exit Credit Facility lenders shall be granted a pledge of 100% of (a) Reorganized MEDIQ's capital stock of Reorganized PRN and (b) Reorganized PRN's (i) capital stock of
(1) Reorganized American Cardiovascular and (2) MEDIQ Mobile and (ii) the membership interests of Newco. The provisions of this paragraph are qualified in their entirety by the terms and conditions of the Exit Credit Facility.

     5.3. Class 4 -- Senior Subordinated Notes Claims. Each Holder as of the Distribution Record Date of an Allowed Class 4 Claim against each of the Plan Proponent Debtors shall receive on the Effective Date in full satisfaction of such Allowed Claim such Holder's Pro Rata share of 350,000 shares of New MEDIQ Common Stock to be allocated and distributed to the Holders of Allowed Class 4 Claims. Upon issuance of the shares of New MEDIQ Common Stock pursuant to the Plan, all such shares of New MEDIQ Common Stock will be deemed fully paid and nonassessable. In accordance with the Senior Subordinated Notes Indenture, any distributions provided for under this Plan on account of the Senior Subordinated Notes Claims shall be made to the Senior Subordinated Notes Indenture Trustee for further distribution to the Holders of Senior Subordinated Notes Claims. The Senior Subordinated Notes Claims shall be deemed Allowed Claims.

          Specifically, Holders of Senior Subordinated Notes Claims shall receive shares of the common stock of Reorganized MEDIQ, which, as of the Effective Date, shall collectively represent a 35% fully diluted equity interest in the common stock of Reorganized MEDIQ, after taking into account the interests of the New MEDIQ Preferred Stock, subject to the dilution (on a pari passu basis with all other equity holders in Reorganized MEDIQ, including, but not limited to, the Holders of the New MEDIQ Preferred Stock) on account of the management compensation arrangements to be effectuated pursuant to the Equity Incentive Plan. As of the

Effective date, and prior to the conversion of any shares of New MEDIQ Preferred Stock, the shares of New MEDIQ Common Stock distributed to the holders of the Senior Subordinated Notes Claims shall represent no less than 90% of the then outstanding shares of New MEDIQ Common Stock.

         5.4. Class 5A -- Allowed MEDIQ Unsecured Claims. On the Effective Date, all outstanding MEDIQ Discount Debentures and MEDIQ Exchangeable Debentures shall be cancelled. No distribution of any kind shall be made on account of any Class 5A Claims under the Plan, and all such Claims shall be discharged and cancelled.

         5.4A. Class 5B -- Allowed Deferred Compensation Claims of Messrs. Braverman, Gleklen, Mathews, and Schloss, Jr. The Holders of the Deferred Compensation Claims of Messrs. Braverman, Gleklen, Mathews, and Schloss, Jr. shall have Allowed Claims in the amount of $565,000, which Allowed Claims shall be provided the following consideration on the Effective Date in full satisfaction of such Allowed Claims:

                    (a) a payment of $65,000 in cash, which payment shall constitute reimbursement for attorneys' fees and expenses incurred by such Holders; and

                    (b) a promissory note of Reorganized PRN, guaranteed by the Guarantors, in the aggregate amount of $500,000, which note shall be payable without notice, demand or offset in 12 equal and consecutive monthly installments, commencing on the 30/th/ day after the Effective Date, and shall have the following additional terms: (A) the Bankruptcy Court shall retain jurisdiction to enforce the terms of such note, (B) no dividends shall be payable in respect of any class of stock of Reorganized MEDIQ, and no redemptions thereof shall be permitted, while the note is outstanding, (C) a default in the payment of any monthly installment under the note, which default is not cured after five business days' notice to the Reorganized PRN thereof, shall cause all remaining monthly installments to become immediately due and payable and shall constitute a default under the Exit Credit Facility, and (D) the calculation of Excess Cash Flow (as defined in the Exit Credit Facility) shall take into account payments made under the note.

         5.5. Class 6 -- MEDIQ Preferred Stock Interests. On the Effective Date, all outstanding shares of MEDIQ Preferred Stock shall be cancelled. No distribution of any kind shall be made on account of the MEDIQ Preferred Stock under the Plan.

         5.6. Class 7 -- MEDIQ Common Stock Interests. On the Effective Date, all outstanding shares of MEDIQ Common Stock shall be cancelled. No distribution of any kind shall be made on account of the MEDIQ Common Stock under the Plan.

         5.7. Distribution Limitations. Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made on account of any Claim, or part thereof, (i) that is not an Allowed Claim or (ii) that has been avoided or is subject to any objection.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         6.1. Dissolution. After the Confirmation Date, but prior to the Effective Date, those of the Dissolved Entities that are Delaware corporations shall be dissolved in accordance with Sections 275 and 303 of the Delaware General Corporation Law. In addition, after the Confirmation Date, the Board of Directors of American Cardiovascular (and of Reorganized American Cardiovascular, after the Effective Date) shall take all such actions as are necessary and appropriate to effectuate the dissolution of American Cardiovascular (and of Reorganized American Cardiovascular, after the Effective
Date) under applicable Pennsylvania state law, including, but not limited to,
(i) filing an "Out of Existence/Withdrawal ___ Affidavit" and (ii) a Pennsylvania Tax Report with the Department of Revenue of Pennsylvania. The respective Boards of Directors of the Dissolved Entities shall take all such other actions as are necessary and appropriate to effectuate the dissolution of the Dissolved Entities, including, but not limited to, (i) the designation and authorization of an officer or officers to execute a certificate of dissolution and file such certificate with the appropriate secretary of state or commonwealth, and to tender to the appropriate state entities all taxes and fees, including assessment fees, authorized and/or required by law to be collected thereby, and (ii) and to take such other actions as such officer deems appropriate to effect such dissolutions. On or after the Effective Date, but in any event as soon as is practicable under applicable law, pursuant to such dissolutions, any tangible Assets (if any) of a Dissolved Entity shall be utilized to satisfy any remaining obligations of such Dissolved Entity (if any), and any Assets of the Dissolved Entities remaining thereafter shall be distributed and transferred to Reorganized PRN to be administered in accordance with the terms of this Plan. On or prior to the Effective Date, any intellectual property (including, but not limited to, U.S. Trademark Registrations and U.S. Copyright Registrations) of any Dissolved Entity shall be distributed and transferred to Reorganized PRN to be administered in accordance with the terms of this Plan.

         6.2. Boards of Directors of the Plan Proponent Debtors Pre- and Post-Effective Date; Ownership of Reorganized PRN, Reorganized American Cardiovascular, Newco, and MEDIQ Mobile. Those members of the Plan Proponent Debtors' Boards of Directors who are serving as of the Confirmation Date shall continue to serve in such capacities until the Effective Date (or, in the case of a Dissolved Entity, until the date of dissolution thereof if such date is earlier than the Effective Date). On the Effective Date (or, in the case of a Dissolved Entity, on the date of dissolution thereof if such date is earlier than the Effective Date), the members of the Plan Proponent Debtors' respective Boards of Directors shall be deemed to have resigned. No new directors shall be appointed with respect to any of the Dissolved Entities (except for Reorganized American Cardiovascular).

               As of the Effective Date, the respective Boards of Directors of Reorganized MEDIQ and Reorganized PRN shall each initially consist of five individuals, three of whom will be designated by the New Agent on behalf of the lenders under the Exit Credit Facility, one of whom shall be designated by the Reorganized Debtors' management, and one of whom will be designated by the Noteholders Committee's Representative, each of whom shall be disclosed to the Bankruptcy Court pursuant to Bankruptcy Code (S) 1129(a)(5) on or before the Confirmation Date. On the Effective Date, Reorganized PRN shall appoint new directors of Reorganized American Cardiovascular. In addition, Reorganized PRN, as the sole Member of Newco, is authorized to appoint the officers of Newco, which officers shall have the authority to execute instruments on behalf of Newco and to otherwise bind Newco.

          Board members of Reorganized MEDIQ and Reorganized PRN shall serve for two consecutive annual terms and shall be removed only for cause. The directors of Reorganized American Cardiovascular shall serve until the effective date of the dissolution of Reorganized American Cardiovascular under applicable Pennsylvania law. Any action performed or undertaken by any director shall not be directly or indirectly attributable to any institution or entity with which such individual is associated or employed. Upon the Effective Date, Reorganized MEDIQ shall own all the capital stock of Reorganized PRN, and Reorganized PRN shall own 100% of the membership interests of Newco. Reorganized PRN shall also own all the capital stock of (i) Reorganized American Cardiovascular and (ii) MEDIQ Mobile.

     6.3. Issuance of New Securities; Execution of Related Documents. On the Effective Date, Reorganized MEDIQ shall issue the New MEDIQ Common Stock and the New MEDIQ Preferred Stock. The issuance of New MEDIQ Common Stock and the New MEDIQ Preferred Stock by Reorganized MEDIQ pursuant to the Plan (including, pursuant to Sections 3.3, 5.2, and 5.3 hereof) is hereby authorized without the need for any further corporate action. The execution and delivery by the Reorganized Debtor(s) party thereto and/or Newco of all Plan Documents (including without limitation, the Exit Credit Facility, the Registration Rights Agreement, and/or any other agreement entered into, or instrument issued or in connection with, any of the foregoing or any other Plan Document) is hereby authorized without the need for any further corporate action. All such Plan Documents shall also become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

     6.4. Corporate Governance, Directors and Officers, and Corporation Action.

          (a) Amended and Restated Certificates of Incorporation. On the Effective Date, (i) Reorganized MEDIQ and Reorganized PRN shall file their respective Amended and Restated Certificates of Incorporation with the Secretary of the State of Delaware in accordance with Sections 242, 245, and 303 of the Delaware General Corporation Law, and (ii) Reorganized American Cardiovascular shall file its Amended and Restated Certificate of Incorporation and corresponding Docketing Statement with the Secretary of the Commonwealth of Pennsylvania in accordance with applicable Pennsylvania state law. Each of the Amended and Restated Certificates of Incorporation of the Reorganized Debtors will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by Bankruptcy Code (S) 1123(a). The Amended and Restated Certificate of Incorporation of Reorganized MEDIQ shall provide that the number of authorized shares of Common Stock of Reorganized MEDIQ shall be two million (2,000,000) and provide that the par value of the New MEDIQ Common Stock shall be $0.01. After the Effective Date, each of the Reorganized Debtors may amend and restate its Amended and Restated Certificate of Incorporation and other constituent documents as permitted by the Exit Credit Facility and applicable state general corporation law (i.e.,
                                                                          ----
the Delaware General Corporation Law in the case of Reorganized MEDIQ and Reorganized PRN, and applicable Pennsylvania law in the case of Reorganized American Cardiovascular).

         (b) Corporate Action. On or before the Effective Date, the dissolution of the Dissolved Entities and all actions reasonably necessary and desirable to effectuate the same (or, in the case of Reorganized American Cardiovascular, after the Effective Date), the adoption and filing of the Amended and Restated Certificates of Incorporation or similar constituent documents, the adoption of the Amended and Restated By-Laws, the selection of directors and/or officers of the Reorganized Debtors and Newco (as is applicable), the formation of Newco and the execution of Newco's limited liability company agreement, the transfer of the Newco Transferred Assets from PRN to Newco as a capital contribution, the execution and delivery of a rental services agreement between Reorganized PRN and Newco, the transfer of any intellectual property (including, but not limited to, U.S. Trademark Registrations and U.S. Copyright Registrations) from any Dissolved Entity to Reorganized PRN, the execution and delivery of each Plan Document and any other document necessary to effectuate the events contemplated herein and therein, and all other actions contemplated by the Plan, the Plan Documents (including the execution of Newco's limited liability company agreement), or such other documents shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Plan Proponent Debtors, the Reorganized Debtors, or Newco, and any corporate action required by the Plan Proponent Debtors, the Reorganized Debtors, the Guarantors, or Newco in connection with the Plan or the Plan Documents, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Plan Proponent Debtors, the Reorganized Debtors, or Newco. After the Confirmation Date and on or prior to the Effective Date, the appropriate member and/or officer(s) of Newco (as is applicable) and the members of the Boards of Directors and/or officers of the Reorganized Debtors (as is applicable) are authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates, and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors or Newco (as is applicable).

         (c) Shareholder Approvals Required For A Liquidity Event. Prior to the conclusion of 18 calendar months following the Effective Date of the Plan, any Liquidity Event for consideration of less than $330 million shall require the approval of either (A) all of the members of Reorganized MEDIQ's Board of Directors or (B) no less than 80% of Reorganized MEDIQ's equity interests (but excluding shares issued to the Senior Managers upon the exercise of options granted pursuant to the Equity Incentive Plan, and also excluding shares, other than the New MEDIQ Preferred Stock distributed pursuant to the Plan, received by a lender under the Exit Credit Facility solely in its capacity as a lender under the Exit Credit Facility, after the Effective Date). During the 6 month period following such eighteen month period, a Liquidity Event for consideration of less than $330 million shall require the approval of either (A) all of the members of Reorganized MEDIQ's Board of Directors or (B) no less than 67% of Reorganized MEDIQ's equity interests (but excluding shares issued to the Senior Managers upon the exercise of options granted pursuant to the Equity Incentive Plan, and also excluding shares, other than the New MEDIQ Preferred Stock distributed pursuant to the Plan, received by a lender under the Exit Credit Facility solely in its capacity as a lender under the Exit Credit Facility, after the Effective Date). During the 24 month period following the Effective Date of the Plan, if (i) any Liquidity Event is not approved unanimously by Reorganized MEDIQ's Board and
(ii) there is a good faith dispute among members of Reorganized MEDIQ's Board as to whether the value of such transaction is less than or in excess of $330 million, Reorganized MEDIQ shall employ an independent investment banker or appraiser to render an opinion as to the value of such transaction. The foregoing provisions all are subject to and qualified by the Amended and Restated Certificate of Incorporation of Reorganized MEDIQ (a copy of which is substantially in the form attached as Exhibit B hereto) and shall not be subject to amendment without the stockholder consent required therein.

          Subject to the right of holders of the New MEDIQ Preferred Stock to convert the New MEDIQ Preferred Stock into New MEDIQ Common Stock, Reorganized MEDIQ shall redeem all, but not less than all, of the New MEDIQ Preferred Stock in the event of a Liquidity Event.

     6.5. Administration of the Plan.

          (a) After the Effective Date, the Reorganized Debtors and Newco shall respectively perform those responsibilities, duties, and obligations set forth herein, including without limitation, to make distributions as provided under the Plan, to object to the allowance of any Claim and to prosecute any litigation pertaining thereto, to pay such Claims as may be later Allowed, all as contemplated by the dispute resolution procedures contained in Section 6.9 of the Plan, and to oversee and govern the continuing affairs and operations of the Reorganized Debtors on a going forward basis.

          (b) From and after the Effective Date, the Reorganized Debtors and Newco may retain such management, law firms, accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as they may deem necessary, including without limitation a disbursing agent, to aid them in the performance of their responsibilities pursuant to the terms of the Plan. It shall not be a requirement that any such parties retained by any of the Reorganized Debtors or Newco be a "disinterested person" (as such term is defined in Bankruptcy Code (S) 101(14)), and such retained parties may include Professionals or other Persons who had previously been active in these Cases on behalf of any Creditor, Interest Holder, Committee, or other constituency herein.

          (c) The respective Boards of Directors and the management of the Plan Proponent Debtors, the Reorganized Debtors, and Newco (as applicable) shall perform the duties and obligations imposed on them by the Plan with reasonable diligence and care under the circumstances.

          (d) The respective Boards of Directors and management of the Plan Proponent Debtors as of the Petition Date and the Reorganized Debtors, and any of the professionals employed or engaged by such entities, shall be defended, held harmless, and indemnified by the Reorganized Debtors, against any and all losses, claims, costs, expenses, and liabilities to which such indemnified parties may be subject by reason of such indemnified parties' execution of the duties of the Plan Proponent Debtors and the Reorganized Debtors under the Plan, except for any claims arising against any such person or entity in connection with such person's or entity's bad faith or willful misconduct for personal monetary gain. Notwithstanding the foregoing, any action performed or undertaken by any individual shall not be directly attributable to any institution or entity with which such individual is associated or employed.

          (e) The Reorganized Debtors shall be responsible for filing all federal, state, and local tax returns for the Plan Proponent Debtors and for the Reorganized Debtors and Newco.

          (f) To the extent the manner of performance is not specified, the Plan Proponent Debtors, the Reorganized Debtors, and Newco will have the discretion to carry out and perform all other obligations or duties imposed on them by the Plan or by law in any manner their respective Boards of Directors so choose, as long as such performance is not inconsistent with the intents and purposes of the Plan.

     6.6. Provisions Relating to Existing Notes and Existing Stock.

          (a) On the Effective Date, the Notes, the MEDIQ Common Stock, the MEDIQ Preferred Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating any of the Plan Proponent Debtors to issue, transfer, or sell any shares of MEDIQ Common Stock or MEDIQ Preferred Stock shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions (if any) to be made to Holders of such instruments under this Plan. After the Indenture Trustees or their agents perform their obligations under the Plan, the Plan Documents (if any), and their respective Indentures, the Indenture Trustees and their agents, successors and assigns shall be discharged of all of their obligations associated with the respective Indentures and related agreements and released from all Claims arising in these Cases, and as of the Effective Date, such Indentures shall be deemed canceled, except that such cancellation shall not impair the rights of the Holders of the Senior Subordinated Notes to receive distributions under the Plan or the rights of the Senior Subordinated Notes Indenture Trustee under its charging liens, if any, pursuant to the Senior Subordinated Notes Indentures to the extent that the Subordinated Notes Indenture Trustee has not received payment.

          (b) No Holder of any of the Notes shall be entitled to any distribution under the Plan unless and until such Holder has first surrendered or caused to be surrendered to the applicable Indenture Trustee the original Notes held by it or, in the event that such original Notes have been lost, destroyed, stolen, or mutilated, has first executed and delivered an affidavit of loss and indemnity with respect thereto in form customarily utilized for such purposes that is reasonably satisfactory to the applicable Indenture Trustee and, in the event such Indenture Trustee so requests, has first furnished a bond in form and substance (including, without limitation, amount) reasonably satisfactory to such Indenture Trustee. As soon as practicable after such surrender or such delivery of an affidavit of loss and indemnity and such furnishing of a bond as provided in this Section 6.6(b), the Reorganized Debtors and the Senior Subordinated Notes Indenture Trustee (as provided in Plan Section 5.3) shall make the distributions, if any, provided in the Plan. Promptly upon surrender of such instruments, the Reorganized Debtors and/or the applicable Indenture Trustee shall cancel the applicable Notes.

     6.7. Delivery of Distributions; Unclaimed Property; Undeliverable Distributions.

         (a) Except as provided in Sections 5.3 and 6.7(c) hereof, distributions to Holders of Allowed Claims shall be made: (i) at the addresses set forth on the Plan Proponents Debtors' Schedules (if any), or on the respective Proofs of Claim filed by such Holders in the event that the address indicated thereon differs from that set forth on such Schedules (if any); or (ii) at the addresses set forth in any written notices of address change delivered to the Plan Proponent Debtors or the Reorganized Debtors (if after the Effective Date) after the date of any related Proof of Claim.

         (b) In accordance with Bankruptcy Code (S) 1143, any Holder of any Note that fails to surrender the applicable security or deliver an affidavit of loss and indemnity as provided herein within one year from and after the later of the Effective Date or the applicable Allowance Date with respect to any Claims arising from or relating to such Note, shall be deemed to have forfeited all rights and claims in respect of such Claims and shall be forever barred from receiving any distributions under the Plan. In such cases, any property held for distribution by the Reorganized Debtors on account of Allowed Claims based on such Notes shall be redistributed in accordance with the provisions of the Plan.

         (c) If the distribution to the Holder of any Allowed Claim is returned to the Reorganized Debtors as undeliverable, no further distribution shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. The Reorganized Debtors shall retain undeliverable distributions to be redistributed in accordance with the provisions of the Plan.

         (d) Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution within one year after the date by which such Holder was first entitled to such distribution shall no longer have any claim to or interest in such undeliverable distribution and shall be forever barred from receiving any distribution under the Plan.

         (e) Nothing contained in the Plan shall require the Plan Proponent Debtors or the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

    6.8. Manner of Payments Under the Plan. Any cash payment to be made by the Reorganized Debtors pursuant to the Plan may be made by a check on a United States bank selected by the Reorganized Debtors; provided, however, that cash
                                                 --------  -------
payments made to foreign Holders of Allowed Claims may be paid, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

     6.9. Disputed Claims.

          (a) No distribution or payment shall be made on a Disputed Claim until such Disputed Claim becomes an Allowed Claim. Except as otherwise ordered by the Bankruptcy Court or as determined by the Reorganized Debtors with the consent of the New Agent, the DIP Agent, and the Noteholders Committee's Representative, no Reorganized Debtor or Newco shall reserve for the account of any Holder of a Disputed Claim any property that would be distributable to such Holder on the Effective Date in accordance with the Plan if such Disputed Claim were an Allowed Claim.

          (b) As to any Disputed Claim (including, without limitation, any unliquidated Claim), the Bankruptcy Court shall, upon motion by the Plan Proponent Debtors or the Reorganized Debtors, estimate the maximum allowable amount of such Disputed Claim. Any Creditor whose Claim is so estimated by an Order of the Bankruptcy Court shall not have recourse to the Plan Proponent Debtors or to the Reorganized Debtors, any assets theretofore distributed on account of any Allowed Claim, or any other Person or property to the extent the finally Allowed Claim of that Creditor exceeds that maximum.

          (c) After the Effective Date, the Reorganized Debtors shall have the authority to object to, settle, compromise, withdraw, or litigate Disputed Claims without Bankruptcy Court approval.

    6.10. Bar Date for Objections to Claims. Unless an earlier time is set by Final Order of the Bankruptcy Court, all objections to Claims (other than with respect to Administrative Claims and Rejection Claims) must be filed by the Claims Objection Bar Date; provided, however, that no such objections may be
                           --------  -------
filed against any Claim after the Bankruptcy Court has determined by entry of a Final Order that such Claim is an Allowed Claim. The failure by any party in interest, including the Plan Proponent Debtors, to object to any Claim, whether or not unpaid, for purposes of voting shall not be deemed a waiver of such party's rights to object to, or re-examine, any such Claim in whole or in part.

    6.11. Distribution Record Date. At the close of business on the Distribution Record Date, the transfer records for the Notes and the Old Credit Agreement shall be closed, and there shall be no further changes in the record holders of the Notes or the Old Credit Agreement Claims. The Reorganized Debtors, any disbursing agent, and the Agent for the Old Credit Agreement Lenders shall have no obligation to recognize any transfer of such Notes or any Old Credit Agreement Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

    6.12. The Exit Credit Facility and the Guarantees. On the Effective
Date, Reorganized PRN, as borrower, the Guarantors, as guarantors, the Lenders (as defined in the Exit Credit Facility), as lenders, and the New Agent, as agent, shall execute and deliver the Exit Credit Facility, and Reorganized PRN and the Guarantors (as applicable) shall execute and deliver the respective Guarantees and any and all security agreements (including, but not limited to, any intellectual property security agreements and any security control agreements), mortgages or extensions of mortgages, blocked account letters, landlord consents, certificates, and other instruments, agreements (including any assignment agreements for intellectual property or otherwise, consulting agreements, and or hedge agreements), assignments, and documents contemplated and/or required by the Exit Credit Facility, including, but not limited to, any and all such documents that serve to evidence and secure Reorganized PRN's and the Guarantors' respective obligations under the Exit Credit Facility and the Guarantees, and the Liens of the New Agent securing such obligations.

         6.13. Tranche A Notes. On the Effective Date, the Tranche A Notes shall be issued and distributed to the Holders of Allowed Class 1A Claims in accordance with Section 3.3 of the Plan.

         6.14. Tranche B Notes. On the Effective Date, the Tranche B Notes shall be issued and distributed to the Holders of Allowed Class 2A Claims in accordance with Section 5.2 of the Plan.

         6.15. New MEDIQ Preferred Stock. On the Effective Date, Reorganized MEDIQ shall issue 650,000 shares of the New MEDIQ Preferred Stock, to be distributed to the Holders of Allowed Class 1A and Class 2A Claims in accordance with Sections 3.3 and 5.2 of the Plan.

         6.16. New MEDIQ Common Stock. On the Effective Date, Reorganized MEDIQ shall issue in accordance with the terms of the Plan (including Section 5.3 hereof), 350,000 shares of New MEDIQ Common Stock to be distributed to Holders of Allowed Class 4 Claims.

         6.17. Equity Incentive Plan; Retention Bonus Agreements. On or after the Effective Date, the Equity Incentive Plan, in form and substance satisfactory to the Noteholders Committee's Representative, the DIP Agent and the Agent, shall be adopted by Reorganized MEDIQ and become effective only after the occurrence of the Effective Date. The option pool shall be equal to 10% of the fully diluted capital stock of Reorganized MEDIQ. Pursuant to the Equity Incentive Plan, options to purchase up to 111,111 shares of New MEDIQ Common Stock shall be available to be distributed to the Senior Managers. Following the Effective Date, the Equity Incentive Plan may be amended or modified by the Board of Directors of Reorganized MEDIQ in accordance with the terms thereof and any such amendment or modification shall not require an amendment of this Plan.

         6.18. Registration Rights Agreement. The Registration Rights Agreement shall be executed and delivered by Reorganized MEDIQ on the Effective Date. All of the New MEDIQ Common Stock issued to the Holders of Allowed Class 4 Claims and the New MEDIQ Common Stock issuable upon the conversion of the New MEDIQ Preferred Stock shall be subject to the Registration Rights Agreement.

         6.19. No Fractional Shares. No fractional shares of New MEDIQ Common Stock or New MEDIQ Preferred Stock shall be issued or distributed under the Plan. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New MEDIQ Common Stock or New MEDIQ Preferred Stock, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number, as follows: (a) fractions 1/2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New

MEDIQ Common Stock and New MEDIQ Preferred Stock to be distributed to a Class of Claims shall be adjusted as necessary to account for this rounding. No consideration shall be provided in lieu of fractional shares that are rounded down.

         6.20. Formation of Newco and Transfer of Newco Transferred Assets Thereto. After the Confirmation Date, but prior to the Effective Date, PRN shall form or cause to be formed Newco. As a capital contribution, PRN shall transfer the Newco Transferred Assets to Newco pursuant to the Bill of Sale on the Effective Date; thereafter, on a quarterly basis, Reorganized PRN shall transfer to Newco pursuant to additional bills of sale all of the critical care, life support, and other movable medical equipment and therapeutic support surfaces that are acquired by Reorganized PRN after the Effective Date and are rented, or held for rent, to Reorganized PRN's customers. In addition, Reorganized PRN and Newco shall execute and deliver a rental services agreement. The Board of Directors, officers, and/or member of the Plan Proponent Debtors, the Reorganized Debtors, and Newco (as applicable) shall take all such actions as are necessary and appropriate to effectuate the formation of Newco, the transfer of the Newco Transferred Assets from PRN to Newco on or before the Effective Date (as well as all such subsequent sales on a quarterly basis), and the execution and delivery of such rental services agreement.

         6.21. Direction to Parties. From and after the Effective Date, the Reorganized Debtors or Newco may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code (S) 1142(b).

         6.22. Setoffs. The Plan Proponent Debtors shall, pursuant to Bankruptcy Code (S) 553, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, all claims, rights, and causes of action of any nature that the Plan Proponent Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released, or compromised in accordance with the Plan; provided, however, that neither the failure to effect
                          --------  -------
such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Plan Proponent Debtors of any such claims, rights, and causes of action that any of the Plan Proponent Debtors may possess against such Holder.

         6.23. Preservation of Rights of Action. Except as otherwise specified in the Plan, in accordance with Bankruptcy Code (S) 1123(b), as of the Effective Date, the Reorganized Debtors shall have the power (i) to institute and present in the name of the Plan Proponent Debtors, or otherwise, all proceedings which they may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to any of the Plan Proponent Debtors' Assets, and
(ii) to defend and compromise any and all actions, suits, or proceedings in respect of such Assets.

         6.24. Termination of Claims of Contractual Subordination of Holders of Senior Subordinated Notes Claims. Provided that (i) the Bankruptcy Court shall have entered the Confirmation Order and (ii) the Effective Date shall have occurred and the Plan shall have been substantially consummated (as defined in ss. 1101(2) of the Bankruptcy Code), all rights, actions, or causes of action between or among the Holders of "Senior Indebtedness" (as such term is defined in the Senior Subordinated Notes Indenture) and Holders of Senior Subordinated Notes Claims relating in any manner whatsoever to Claims against the Plan Proponent Debtors based upon any claimed right to contractual or other subordination shall be satisfied, terminated, void, and of no further force and effect as of the Effective Date, so that notwithstanding any such rights, actions, or causes of action, each Holder of Senior Subordinated Notes Claims shall have the rights and benefits of the distributions provided in this Plan to such Holder.

                                  ARTICLE VII

                              EXECUTORY CONTRACTS

         7.1. Assumption of Executory Contracts. As of the Confirmation Date, but subject to the occurrence of the Effective Date, all Executory Contracts will be deemed assumed by the Plan Proponent Debtors and retained by the applicable Reorganized Debtors in accordance with the provisions and requirements of Bankruptcy Code (S)(S) 365 and 1123, except those Executory Contracts that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Confirmation Date, (iii) are identified as "to be rejected" on the list attached hereto as Exhibit C, or (iv) are rejected pursuant to the terms of the Plan. Rejection shall be effective as of the Confirmation Date, subject to the occurrence of the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Bankruptcy Code (S)(S) 365(a) and 1123, subject to the occurrence of the Effective Date. Each Executory Contract assumed pursuant to this Article VII shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of the Bankruptcy Court approving and authorizing its assumption, or (iii) applicable federal law.

         7.2. Cure of Defaults of Assumed Executory Contracts. Any monetary amounts by which each Executory Contract to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Bankruptcy Code (S) 365(b)(1) of the Bankruptcy Code, by payment of the default amount (as such amount has been agreed upon by the Reorganized Debtors, or in the event of a dispute regarding such default amount, as such amount has been determined by a Final Order of the Bankruptcy Court) in cash by the latest of (i) the Effective Date, (ii) in the event of a dispute regarding the default amount, within 10 days of the entry of a Final Order of the Bankruptcy Court establishing such default amount, (iii) the date of a Final Order of the Bankruptcy Court approving and authorizing the assumption of an Executory Contract not otherwise assumed pursuant to the terms of the Plan, or (iv) on such other terms as the parties to such Executory Contracts may otherwise agree. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of Bankruptcy Code (S) 365) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by Bankruptcy Code (S) 365(b)(1) shall be made following the entry of a Final Order resolving the dispute and approving the assumption. The Plan Proponent Debtors shall provide notice to any non-Debtor party to any Executory Contract to be assumed pursuant to the Plan of the last date by which such party may file a Claim with respect to any default amount owed under the applicable Executory Contract. Any non-Plan Proponent Debtor party that fails to respond or object in a timely manner to such notice of proposed default amount owed shall be deemed to have consented to such proposed amount.

     7.3. Rejection Claims. Each Person who is a party to an Executory
Contract rejected pursuant to this Article VII shall be entitled to file, not later than 30 days after such rejection (or as otherwise provided by Final Order of the Bankruptcy Court), a Proof of Claim for alleged Rejection Claims. If no such Proof of Claim for Rejection Claims is timely filed, any such Claim shall be forever barred and shall not be enforceable against the Plan Proponent Debtors, the Reorganized Debtors, or their respective Estates. Objections to any such Proof of Claim shall be filed not later than 90 days after such Proof of Claim is filed (or as otherwise provided by Final Order of the Bankruptcy Court), and the Bankruptcy Court shall determine any such objections. Payment of such Claims (consistent with the payments received by Holders of other Claims in the Class into which such Claims fall, as determined by Section 7.4 hereof) shall be made no earlier than the later of (a) 10 days after the expiration of the 90-day period for filing an objection in respect of any Proof of Claim filed pursuant to this Section 7.3 and (b) 10 days after the Claim has been allowed by a Final Order, provided that no such payments shall be made before the Effective Date.

     7.4. Classification of Rejection Claims. Except as otherwise provided under the Plan, Rejection Claims against any Plan Proponent Debtor shall be treated as Allowed General Unsecured Claims against the applicable Plan Proponent Debtor to the extent they are Allowed Claims, and shall be satisfied in accordance with the Plan and the Confirmation Order.

     7.5. Insurance Policies. All insurance policies of the Plan Proponent Debtors providing coverage to the Plan Proponent Debtors' directors, officers, shareholders, agents, employees, representatives, and others for conduct in connection with the Plan Proponent Debtors, to the extent such policies are Executory Contracts, shall be deemed assumed by the Plan Proponent Debtors as of the Confirmation Date. Whether such policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the Plan Proponent Debtors shall cure any defaults under such insurance policies.

     7.6. Compensation and Benefit Programs. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Plan Proponent Debtors applicable to their Employees, retirees, and non-Employee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, and life, accidental death, and dismemberment insurance plans are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of Bankruptcy Code (SS) 365 and 1123.

                                 ARTICLE VIII

            CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

     8.1. Conditions to Confirmation. Confirmation of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived, subject to Section 8.3, in writing by the Plan Proponent Debtors, the Agent, the DIP Agent, and the Noteholders Committee's Representative:

          (a) The Confirmation Order shall be reasonably acceptable in form and substance to the Plan Proponent Debtors, the Agent, and the Noteholders Committee's

Representative, and the DIP Agent; however, the Noteholders Committee's Representative, the Agent, and the DIP Agent shall not be permitted to unreasonably withhold their consent to the form and substance of the Confirmation Order;

          (b) There has been (i) no Event of Default (as defined in the DIP Facility) that has not been waived by the applicable parties in accordance with the terms thereof and (ii) no acceleration under the DIP Facility;

          (c) There has been no Agreement Termination Event (as defined in the Lock-Up Agreement) under the Lock-Up Agreement that has not been waived by the applicable parties in accordance with the terms thereof.

     8.2. Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur, and the Plan shall not be binding on any party, unless and until each of the following conditions has been satisfied or waived, subject to Section 8.3, in writing by the Plan Proponent Debtors, the Agent, the DIP Agent, and the Noteholders Committee's Representative:

          (a) There has been (i) no Event of Default (as defined in the DIP Facility) that has not been waived by the applicable parties in accordance with the terms thereof and (ii) no acceleration under the DIP Facility;

          (b) There has been no Agreement Termination Event (as defined in the Lock-Up Agreement) under the Lock-Up Agreement that has not been waived by the applicable parties in accordance with the terms thereof;

          (c) The Confirmation Order shall have been entered on the docket by the Clerk of the Bankruptcy Court, and shall not have been reversed, stayed, modified, or amended, and as to which the time for filing a notice of appeal, or petition for certiorari, or request for reargument or further review or rehearing shall have expired.

          (d) The Plan Documents and all other documents provided for under, and necessary to effectuate the (i) terms of and (ii) actions contemplated under, the Plan shall be in form and substance reasonably satisfactory to the Noteholders Committee's Representative, the Agent, and the DIP Agent, and shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived in writing by the parties benefited by such documents, including, but not limited to, the following documents:

              (1) the Amended and Restated Certificates of Incorporation of the Reorganized Debtors and the Amended and Restated By-Laws of Reorganized MEDIQ and Reorganized PRN;

              (2) the Exit Credit Facility, and all instruments, certificates, agreements, and documents contemplated by Section 6.12 of this Plan;

              (3) the Tranche A Notes;

              (4) the Tranche B Notes;

              (5) the Guarantees and all instruments, certificates, agreements, and documents contemplated by Section 6.12 of this Plan;

              (6) Newco's limited liability company agreement and certificate of formation;

              (7) the respective non-competition agreements of Messrs. Regis H. Farrell, Kenneth R. Koester, and Steve Hansen;

              (8) the voting agreement by and between the initial Holders of the New MEDIQ Common Stock and the New MEDIQ Preferred Stock (as described in
Section VII.C.5 of the Disclosure Statement);

              (9) the Financial Services Consulting Agreement by and between the Reorganized Debtors and Casas, Benjamin & White (as described in Article XI of the Disclosure Statement);

              (10) the Bill of Sale and the rental services agreement between Reorganized PRN and Newco;

              (11) the Registration Rights Agreement; and

              (12) the Equity Incentive Plan.

         (e) The Plan Proponent Debtors shall have satisfied all of their Obligations (as defined in the DIP Facility) under the DIP Facility.

         (f) The Amended and Restated Certificates of Incorporation of the Reorganized Debtors shall have been filed with the applicable authority of each entity's jurisdiction of incorporation in accordance with such jurisdiction's corporation laws.

         (g) The new respective Boards of Directors of the Reorganized Debtors shall have been appointed.

         (h) All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of this Plan shall have been obtained.

         (i) The Certificate of Formation of Newco shall have been duly executed and filed with the Secretary of State of the State of Delaware in accordance with the Delaware Limited Liability Company Act (6 DEL.C. (S) 18-101
                                                              -----
et seq.), and the Newco Transferred Assets shall have been transferred by PRN to
------
Newco as a capital contribution.

         (j) The Plan Proponent Debtors shall have complied with the provisions of Section 12.7 hereof.

         (k)  The Effective Date shall occur no later than June 15, 2001.

         The Confirmation Order shall be deemed annulled at such time as a condition to the Effective Date that has not been waived in a writing executed by the Plan Proponent Debtors, the Agent, the DIP Agent, and the Noteholders Committee's Representative can no longer occur. If the Effective Date does not occur for any reason, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Plan Proponent Debtors or any other Person or to prejudice in any manner the rights of the Plan Proponent Debtors or any Person in any further proceedings (whether or not such proceedings involve the Plan Proponent Debtors). If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Plan Proponent Debtors; (2) prejudice in any manner the rights of the Plan Proponent Debtors; or (3) constitute an admission, acknowledgement, offer or undertaking by the Plan Proponent Debtors in any respect.

         8.3. Waiver of Conditions. The Plan Proponent Debtors, the Agent, the DIP Agent, and the Noteholders Committee's Representative, may, but shall have no obligation to, waive any conditions set forth in this Article at any time, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, with the exception of Sections 8.1(a) and 8.2(c), the waiver of which will also require the consent of the DIP Facility Lenders. The failure to satisfy or waive any condition may be asserted by the Plan Proponent Debtors regardless of the circumstances giving rise to the failure of such conditions to be satisfied.

         8.4. Noteholders Committee, Agent, and DIP Agent Approval. For purposes of this Article VIII, any consent that is required to be obtained from either the Noteholders Committee's Representative, the Agent, and/or the DIP Agent shall be in writing, but shall be conclusively presumed to be provided by counsel or any other Professional representing the Noteholders Committee, the Agent, or the DIP Agent (as is applicable), unless and until the Plan Proponent Debtors receive a written notification to the contrary from the Noteholders Committee, the Agent, or the DIP Agent (as is applicable).

                                  ARTICLE IX

                        TITLE TO PROPERTY AND RELEASES

         9.1. Vesting of Property. Except as otherwise provided in the Plan or the Confirmation Order, upon the Effective Date, but retroactive to the Confirmation Date, (a) the Reorganized Debtors shall continue to exist as separate corporate entities (except in the case of Reorganized American Cardiovascular, which shall continue to exist as a separate corporate entity only until the effective date of the dissolution thereof in accordance with applicable Pennsylvania law), with all the powers of corporations under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Estates of the Plan Proponent Debtors (other than the Newco Transferred Assets, which shall be transferred to Newco as provided herein), wherever situated, shall vest in the applicable Reorganized Debtor, subject to the provisions of the Plan and the Confirmation Order. Thereafter, each Reorganized Debtor may operate its business, incur debt and other obligations in the ordinary course of its business, and may otherwise use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. After the Effective Date, but retroactive to the Confirmation Date, all property retained by the Reorganized Debtors pursuant hereto or transferred to Newco shall be free and clear of all claims, debts, Liens, security interests, encumbrances, and interests of creditors and security holders of the Plan Proponent Debtors and all other Persons, except as contemplated hereby and except for the obligation to perform according to the Plan and the Confirmation Order, and except for the claims, debts, Liens, security interests, encumbrances, and interests of Holders of Allowed Class 1A and Class 2A Claims arising in connection with or preserved by the Plan with respect to the Tranche A Notes, the Tranche B Notes, and the Exit Credit Facility.

         9.2. Discharge and Injunction. Except as may otherwise be provided herein or in the Confirmation Order, upon the occurrence of the Effective Date, the rights afforded and the payments and distributions to be made under this Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of any and all existing debts and Claims and Interests of any kind, nature, or description whatsoever against the Plan Proponent Debtors or any of the Plan Proponent Debtors' Assets or property, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other claims, interests, or encumbrances upon all of the Plan Proponent Debtors' Assets and property. No Creditor or Interest Holder of the Plan Proponent Debtors nor any other Person may receive any payment from, or seek recourse against, any Assets that are to be distributed under the terms of the Plan, except for those distributions expressly provided for under the Plan. All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, causes of action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date, other than as expressly provided for in the Plan or the Confirmation Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code (S) 501; (b) a Claim based upon such debt is allowed under Bankruptcy Code (S) 502; or (c) the Holder of a Claim based upon such debt has accepted the Plan. Except as otherwise provided in the Plan or the Confirmation Order, all Holders of Allowed Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Plan Proponent Debtors, the Reorganized Debtors, Newco, their successors, or the Assets (including, but not limited to, the Newco Transferred Assets), any of the following actions on account of such Allowed Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under sub-paragraph (a) above; (c) creating, perfecting, or enforcing any Lien or encumbrance against any property to be distributed under the terms of the Plan;
(d) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Plan Proponent Debtors, the Reorganized Debtors, or Newco, the Assets (including, but not limited to, the Newco Transferred Assets) or any other property of the Plan Proponent Debtors, the Reorganized Debtors, or Newco, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.

         9.3. No Waiver of Discharge. Except as otherwise specifically provided herein, nothing in this Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Plan Proponent Debtors upon Confirmation of the Plan by Bankruptcy Code (S) 1141.

         9.4. Post-Consummation Effect of Evidences of Claims or Interests. Notes, stock certificates, and other evidences of Claims against or Interests in the Plan Proponent Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan, if any.

         9.5. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in these Cases pursuant to Bankruptcy Code (S) 105, (S) 362, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.

         9.6. Releases.

              (a) In addition to the release provisions contained in the Lock-Up Agreement, which shall be enforceable in accordance with their terms, in consideration for the obligations of the Plan Proponent Debtors and the Reorganized Debtors under the Plan and the Plan Documents, and except as otherwise provided herein, on the Effective Date, (i) all Holders of Allowed Claims that are impaired by and in the Plan and the Exhibits thereto, and who vote in favor of the Plan (the "Releasing Parties"), shall be deemed to have completely released any and all claims of any kind or nature relating to the Plan Proponent Debtors arising on or prior to the Effective Date against equity sponsors Bruckmann, Rosser, Sherrill & Co., Inc., Ferrer Freeman Thompson & Co., Galen Associates, a Delaware limited partnership, and any shareholders, directors, and officers of the Plan Proponent Debtors (in their capacity as such and not in any other capacity), and their respective affiliates, shareholders, directors, officers, employees, agents, advisors, attorneys, or representatives, in their capacity as such and not in any other capacity (collectively, the "Representatives"), and all of their respective heirs, representatives, predecessors, successors, and assigns (in their capacity as such and not in any other capacity) (collectively, the "Released Parties"), including, without limitation, any claims arising from their ownership of securities of any of the Plan Proponent Debtors under fraudulent conveyance or other laws relating to creditors' rights generally, claims with respect to violations of federal securities laws, and claims related to breaches of fiduciary obligations, but excluding (y) any claims arising against any such person or entity in connection with such person's or entity's willful misconduct for personal monetary gain, and (z) only with respect to officers, claims for gross negligence as well; (ii) the Releasing Parties shall be forever precluded from asserting any claims released pursuant to clause (i) hereof against any of the Released Parties, or any of their assets; and (iii) to the extent that any of the Releasing Parties receives monetary damages on account of any claim released pursuant to this paragraph from any of the Released Parties, whether brought by one or more of the Releasing Parties or by any other party, such Releasing Parties hereby assign all of their right, title, and interest in and to such recovery to the Released Parties against whom such money is recovered.

              (b) Notwithstanding the foregoing, the term "Released Parties" shall not include (i) in any capacity, any former officer (for purposes hereof, a Chairman of the Board, solely in his capacity as such, shall not be deemed to be an officer) or employee no longer employed by the Plan Proponent Debtors or any of their Representatives, whether such officer or employee was at the time also a shareholder or director of any of the Plan Proponent Debtors or is otherwise included in the foregoing definition of Released Parties, or (ii) any of the Plan Proponent Debtors' auditors or Representatives, in their capacity as such.

          (c) Notwithstanding any provision of the Plan to the contrary, the releases contained in this Section 9.6 shall not be construed as or operate as a release of or limitation on (i) claims by the Releasing Parties against the Released Parties that do not relate to or involve the Plan Proponent Debtors, or
(ii) objections to Claims.

     9.7. Release of Directors, Officers, Etc. On the Effective Date and in partial consideration of the waiver of claims under a management services agreement, the Plan Proponent Debtors, on their own behalf, and on behalf of all the Plan Proponent Debtors' shareholders and Creditors derivatively, hereby waive, release, and discharge Bruckmann, Rosser, Sherrill & Co., Ferrer Freeman Thompson & Co. and Galen Associates, solely in their capacity as equity sponsors of the Debtors not in any other capacity, from all liability based upon any act or omission related to past service with, for, or on behalf of the Plan Proponent Debtors or their Affiliates through and including the Effective Date. The immediately preceding sentence shall not, however, apply to (i) any indebtedness of any Person to the Plan Proponent Debtors for money borrowed by such Person, or (ii) any setoff or counterclaim that the Plan Proponent Debtors may have or assert against any Person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Person against the Plan Proponent Debtors. Holders of Claims and Interests against the Plan Proponent Debtors shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any such claim that could be brought on behalf of or in the name of the Plan Proponent Debtors.

     9.8. Preservation of Insurance. Notwithstanding anything provided herein to the contrary, the Plan shall not be deemed in any way to diminish or impair the enforceability of any insurance policies that may cover claims against the Plan Proponent Debtors or any other Person.

                                   ARTICLE X

                 MODIFICATION AND RESERVATION OF RIGHTS IN THE
                      EVENT OF NONACCEPTANCE OF THE PLAN

     The Plan Proponent Debtors hereby reserve the right to request that the Bankruptcy Court confirm the Plan over the objection of any impaired Class or Interest in accordance with the applicable provisions of Bankruptcy Code (S) 1129(b). In the event that any impaired Class or Classes of Allowed Claims shall not accept the Plan, upon the written request of the Plan Proponent Debtors filed with the Bankruptcy Court (with the consent of the Agent, the DIP Agent, and the Noteholders Committee's Representative), the Plan shall be modified, revised, and amended to provide such treatment as set forth in such request, to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the Classes rejecting the Plan, and, in particular, to provide the treatment necessary to meet the requirements of Bankruptcy Code (SS) 1129(a) and (b) with respect to (i) the rejecting Classes and (ii) any other Classes adversely affected by the modifications caused by this Article. In particular, the treatment of any rejecting Classes or adversely affected Classes shall be modified and amended from that set forth in Article V, even if less favorable, to the minimum treatment necessary to meet the requirements of Bankruptcy Code (SS) 1129(a) and (b). These modifications may include, but shall not be limited to, cancellation of all amounts otherwise payable under the Plan to the rejecting Classes and to any junior Classes affected thereby (even if such Classes previously accepted the Plan) consistent with Bankruptcy Code (SS) 1129(b)(2)(B)(ii) and (C)(ii).

                                  ARTICLE XI

                           RETENTION OF JURISDICTION

     11.1. Claims and Actions. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over these Cases as is legally permissible, including without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of the Plan are carried out. The Bankruptcy Court shall also expressly retain jurisdiction: (a) to hear and determine all Claims against the Plan Proponent Debtors; and (b) to enforce all causes of action that may exist on behalf of the Plan Proponent Debtors.

     11.2. Retention of Additional Jurisdiction. Following the Effective
Date, the Bankruptcy Court shall also retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been allowed, and the determination of such objections as may be filed to any Claims, including Bankruptcy Code (S) 502(c) proceedings for estimation of Claims. The Bankruptcy Court shall further retain jurisdiction for the following additional purposes:

           (a) to determine all questions and disputes regarding title to the respective Assets of the Plan Proponent Debtors, all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action as of the Effective Date, between any of the Plan Proponent Debtors and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Bankruptcy Code;

           (b) to modify the Plan after the Effective Date in accordance with the terms of the Plan and pursuant to the Bankruptcy Code and the Bankruptcy Rules;

           (c) to enforce and interpret the terms and conditions of the Plan;

           (d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights, and powers of the Plan Proponent Debtors, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

           (e) to enter an order closing these Cases;

           (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

           (g) to determine any and all objections to the allowance of Claims;

           (h) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

           (i) to determine any applications or motions pending on the Effective Date for the rejection or assumption of any Executory Contract and to hear and determine, and, if need be, to liquidate any and all Claims and/or disputes arising therefrom;

           (j) to determine any and all applications, adversary proceedings, and contested matters that may be pending on the Effective Date;

           (k) to consider any modification of the Plan, whether or not the Plan has been substantially consummated, and to remedy any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by the Plan or the Bankruptcy Court;

           (l) to determine all controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan;

           (m) to consider and act on the compromise and settlement of any Claim against or cause of action by or against the Plan Proponent Debtors arising under or in connection with the Plan;

           (n) to issue such orders in aid of execution of the Plan as may be authorized by Bankruptcy Codess. 1142; and

           (o) to determine such other matters or proceedings as may be provided for under Title 28 or any other title of the United States Code, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan, or in any order or orders of the Bankruptcy Court, including, but not limited to, the Confirmation Order or any order that may arise in connection with the Plan or the Confirmation Order.

     11.3. Jurisdiction over the Reorganized Debtors. Notwithstanding the jurisdiction retained in Section 11.2 hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies
(i) the Exit Credit Facility, the New MEDIQ Common Stock, the New MEDIQ Preferred Stock, the note issued pursuant to Section 5.4A hereof, or the treatment afforded to the Holders of Allowed Old Credit Agreement Claims under the Plan, or (ii) the rights of the New Agent, the Lenders (as defined in the Exit Credit Facility), the holders of New MEDIQ Common Stock, the holders of New MEDIQ Preferred Stock or the holders of the Class 5B Claims.

     11.4. Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of these Cases, including the matters set forth in this Article, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

         12.1. Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of the Plan Documents and any other contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         12.2. Revocation or Withdrawal of the Plan. The Plan Proponent Debtors reserve the right, with the prior written consent of the Noteholders Committee's Representative, the Agent, and the DIP Agent (in each case, which consent shall not unreasonably be withheld), to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan Proponent Debtors so revoke or withdraw the Plan, then the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Plan Proponent Debtors or any other Person or to prejudice in any manner the rights of the Plan Proponent Debtors or any Person in any further proceedings involving the Plan Proponent Debtors.

         12.3. Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

         12.4. Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rules 9006(a) shall apply, and, among other things, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight calendar days, intermediate days that are not Business Days shall be excluded in the computation.

         12.5. Modification of the Plan. The Plan Proponent Debtors reserve the right, with the prior written consent of the Noteholders Committee's Representative, the Agent, and the DIP Agent (in each case, which consent shall not unreasonably be withheld), to alter, amend, or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Plan Proponent Debtors or the Reorganized Debtors, as the case may be, upon order of the Bankruptcy Court, may amend or modify the Plan with the prior consent of the Noteholders Committee's Representative, the Agent, and the DIP Agent (which consent shall not unreasonably be withheld), in accordance with Bankruptcy Code (S) 1127(b), or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan.

     12.6. No Penalty or Late Charges. Except as expressly stated in the Plan, or allowed by a Final Order of the Bankruptcy Court, no penalty or late charge is to be allowed on any Claim subsequent to the Petition Date.

     12.7. Professionals' Fees. No Professionals' Fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by a Final Order of the Bankruptcy Court. All final applications for Professional Fees for services rendered in connection with these Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty
(30) days after the Effective Date. Notwithstanding anything in this Section 12.7, if no Committee is appointed in these Cases, or if a Committee is appointed but the members of the Noteholders Committee do not constitute a majority of the members of such Committee, the reasonable fees and expenses incurred on or after the Petition Date by Cadwalader Wickersham & Taft, as co-counsel to the Noteholders Committee, any Delaware local counsel retained by the Noteholders Committee, and Houlihan, Lokey, Howard & Zukin, as financial advisors to the Noteholders Committee, pursuant to their respective agreements with the Debtors entered into prior to, on, or subsequent to the Petition Date, shall be paid by the Reorganized Debtors as Administrative Claims on the Effective Date, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. To the extent requested, any Person seeking such Administrative Claims shall provide the Agent and the Representative of the Noteholders Committee a statement of such fees and expenses including, to the extent regularly prepared, a breakdown by timekeeper of the hours spent and costs associated therewith, and, upon reasonable request by the Agent or the Noteholders Committee's Representative, such other information with respect to such statement other than unredacted time records. If the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

     12.8. Amounts of Claims. Except with respect to the Old Credit Agreement Claims, the Claims under the DIP Facility, and the Claims arising under the Senior Subordinated Notes, all references to Claims and amounts of Claims refer to the amount of the Claim allowed by Final Order of the Bankruptcy Court or by the Plan; provided, however, that Claims that have been objected to and that
          --------  -------
have not been allowed or disallowed prior to the day set for return of ballots shall be voted and counted at the amount as estimated by the Bankruptcy Court. The Plan Proponent Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine or estimate the Allowed amount of such Claim under the Plan.

     12.9. Exculpation. The Plan Proponent Debtors, the Reorganized Debtors, Newco, each of the members of the Noteholders Committee, each of the Holders of the Senior Subordinated Notes, the Indenture Trustees, the Old Credit Agreement Lenders, the Agent, the DIP Agent, the DIP Facility Lenders, the members of any Committee appointed in these Cases, the Released Parties (as defined herein) and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any Person for any act or omission made in good faith in connection with, or arising out of the Chapter 11 Cases, the Disclosure Statement, the Plan, the DIP Facility (and any Bankruptcy Court orders related thereto), the Exit Credit Facility, the Plan Documents, or the negotiation of any of the foregoing documents the solicitation of votes for the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

     12.10. Waiver of Subordination. Except as provided in the Plan, all Creditors and Interest Holders shall be deemed to have waived any and all equitable and contractual subordination rights that they may have with respect to the distributions made pursuant to the Plan, and the Bankruptcy Court in the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Creditors and Interest Holders from enforcing or attempting to enforce any such rights against any Person receiving distributions under the Plan.

     12.11. Deletion of Certain Classes. Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for all purposes.

     12.12. Section 1145 and Other Exemptions. Pursuant to Bankruptcy Code
(S) 1145(a)(1), the issuance of any securities under the Plan, including, without limitation, the New MEDIQ Common Stock, the Tranche A Notes, the Tranche B Notes, and the New MEDIQ Preferred Stock, to they extent they constitute "securities" under applicable law, shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring registration for the sale of securities. All such securities, when issued or sold, shall be freely transferable by the recipients thereof, subject to: (i) the provisions of Bankruptcy Code (S) 1145(b) relating to "underwriters," as defined therein, (ii) any restrictions contained in the terms of the securities themselves; and (iii) any restrictions on the securities that have been agreed to by the holder of the securities with respect thereto. Any securities to be issued under the Plan shall be issued without further act or action under applicable law, regulation, order, or rule. Pursuant to Section 4(2) of the Securities Act of 1933, Regulation D of the Securities Act of 1933, Rule 701 promulgated under the Securities Act of 1933, or otherwise, the issuance of any common stock of Reorganized MEDIQ in the future in connection with the Equity Incentive Plan shall be exempt from the registration requirements of the Securities Act of 1933, as amended, and any state or local laws requiring registration for the sale of securities.

     12.13. Section 1146 Exemption. Pursuant to Bankruptcy Code (S) 1146(c), the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan; and the revesting, transfer, or sale of any real or personal property of the Plan Proponent Debtors pursuant to, in implementation of, or as contemplated by the Plan (including, but not limited to, the transfer of the Newco Transferred Assets to Newco)shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.

     12.14. Rules of Interpretation. For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such from or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in Bankruptcy Code (S) 102 shall apply.

     12.15. Severability. Except as to terms which, if unenforceable, would frustrate the overall purposes of this Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

     12.16. Implementation. The Plan Proponent Debtors shall take all steps, and execute all documents, including appropriate releases and certificates, necessary to effectuate the provisions contained in this Plan.

     12.17. Inconsistency. In the event of any inconsistency between the Plan and the Disclosure Statement, the provisions of the Plan shall govern, and in the event of any inconsistency between the Plan and any Plan Document, the provisions of such Plan Document shall govern.

     12.18. Service of Documents. Any pleading, notice or other document required by the Plan to be served on or delivered to the following parties shall be sent by first class U.S. mail, postage prepaid to:

                         The Plan Proponent Debtors and the Reorganized Debtors:
                         MEDIQ Incorporated
                         One MEDIQ Plaza
                         Pennsauken, New Jersey 08110
                         Attn: President

                         with copies to:

                         Dechert
                         30 Rockefeller Plaza
                         New York, New York 10112
                         Attn: Joel H. Levitin, Esq.

                         The Noteholders Committee:

                         Cadwalader, Wickersham & Taft
                         100 Maiden Lane
                         New York, New York 10038
                         Attn: Bruce Zirinsky, Esq.

                         The Agent, the New Agent, the DIP Agent, and the DIP Facility Lenders:

                         Kramer Levin Naftalis & Frankel LLP
                         919 Third Avenue
                         New York, New York 10022
                         Attn: Kenneth H. Eckstein, Esq.

     12.19. Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Plan Proponent Debtors, the Reorganized Debtors, the Estates, and any Person holding Claims against the Plan Proponent Debtors.

     12.20. No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Person with respect to any matter set forth herein.

     12.21. Filing of Additional Documents. On or before the Effective Date, the Plan Proponent Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary and appropriate to effectuate and further evidence the terms and conditions of the Plan.

     12.22. Dissolution of any Committee Appointed. On the Effective Date, any Committee that has been appointed in these Cases shall be deemed dissolved and the members of any such Committee(s) shall be released and discharged from all rights and duties arising from or related to these Cases. Unless otherwise agreed by the Reorganized Debtors, the professionals retained by any such Committee(s) and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date and approved by the Bankruptcy Court.

     12.23. Exclusion of MEDIQ Mobile from Plan. The Plan Proponent Debtors are all of the Debtors except for MEDIQ Mobile. Accordingly, the Plan does not in any way affect or address the assets, liabilities, or operations of MEDIQ Mobile, if any.

     12.24. Further Actions. The Plan Proponent Debtors, the Reorganized Debtors, and Newco shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, certificates, releases, and other agreements and to take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

Dated: May 22, 2001              MEDIQ Incorporated
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                          Senior Vice President and
                                          Chief Financial Officer

                                 MEDIQ/PRN Life Support Services, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                          Senior Vice President and
                                          Chief Financial Officer


                                 MEDIQ Imaging Services, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 MEDIQ Investment Services, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 MEDIQ Management Services, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 Value-Med Products, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 American Cardiovascular Imaging Labs,
                                   Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 MEDIQ Diagnostic Centers, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 MEDIQ Diagnostic Centers-I, Inc.,
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 MDTC Haddon, Inc.
                                 Debtor and Debtor-in-Possession


                                 By:_________________________________________
                                             Chief Financial Officer

                                 Submitted By:

                                 Joel H. Levitin, Esq.
                                 Stephen J. Gordon, Esq.
                                 Henry P. Baer, Esq.
                                 David C. McGrail, Esq.
                                 DECHERT
                                 30 Rockefeller Plaza
                                 New York, NY 10112
                                 (212) 698-3500

                                          and

                                 Mark D. Collins, Esq.
                                 Daniel J. DeFranceschi, Esq.
                                 RICHARDS, LAYTON & FINGER, P.A.
                                 One Rodney Square
                                 P.O. Box 551
                                 Wilmington, Delaware 19899
                                 (302) 658-6541

                                 Attorneys for the Debtors and Debtors-in-
                                 Possession

                                   EXHIBIT A

                         AMENDED AND RESTATED BY-LAWS
                         ----------------------------

                                   EXHIBIT B

              AMENDED AND RESTATED CERTIFICATES OF INCORPORATION
              --------------------------------------------------

                                   EXHIBIT C

                      EXECUTORY CONTRACTS TO BE REJECTED
                      ----------------------------------

(1) Employment Agreement dated as of April 27, 1995 between MEDIQ Incorporated, MEDIQ/PRN Life Support Services, Inc., and Thomas Carroll, as amended.

(2) Lease between Hanson Palmer Associates Limited Partnership and MEDIQ/PRN Life Support Services, Inc., dated February 2, 1999, regarding the premises located at 4611-G Assembly Drive, Lanham, Maryland 20706.

(3) Lease between John W. and Susan P. Arnholt and MEDIQ/PRN Life Support Services, Inc., dated October 1998, regarding the premises located at 1722
     W. Chanute Road, Peoria, Illinois 61615.

(4) Management Services Agreement, dated as of May 29, 1998, between MEDIQ/PRN Life Support Services, Inc., Bruckmann, Rosser, Sherrill & Co., Inc., Ferrer Freeman Thompson & Co., LLC, and Galen Associates, as amended.

                                   EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------